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                                 Exhibit No. 2.1

                            ASSET PURCHASE AGREEMENT

                                   DATED AS OF

                                FEBRUARY 27, 1998

                                  BY AND AMONG

                           KELLSTROM INDUSTRIES, INC.

                                       AND

                      INTEGRATED TECHNOLOGY HOLDINGS CORP.

                                       AND

                           INTEGRATED TECHNOLOGY CORP.

                                       AND

                                 GIDEON VAISMAN








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                            ASSET PURCHASE AGREEMENT

         ASSET PURCHASE AGREEMENT, dated as of February 27, 1998 (this "AGREEMENT"), by and among (i) Kellstrom Industries, Inc., a Delaware corporation ("KELLSTROM"), (ii) Integrated Technology Holdings Corp., a Delaware corporation and a wholly-owned subsidiary of Kellstrom ("KELLSTROM SUBSIDIARY"),
(iii) Integrated Technology Corp., a New Jersey corporation (the "COMPANY"), and
(iv) Gideon Vaisman, an individual residing at 22 Woodland Drive, Tenafly, New Jersey 07670 (the "PRINCIPAL").

                                    RECITALS:

         WHEREAS, Kellstrom, through Kellstrom Subsidiary, desires to purchase and the Company desires to sell substantially all of the assets used by the Company in the operation of its business (the "BUSINESS"), upon the terms and subject to the conditions set forth in this Agreement;

         WHEREAS, the Company and the Principal have determined that it is in the best interest of the Company, and in furtherance of its purposes, to sell to Kellstrom Subsidiary, and Kellstrom and Kellstrom Subsidiary have determined that it is in the best interest of Kellstrom and Kellstrom Subsidiary to purchase from the Company, substantially all assets, real and personal and mixed, tangible and intangible, owned or leased by the Company and associated with or employed in the operations of the Business, and substantially all other related operations owned or leased by the Company subject to the assumption by Kellstrom Subsidiary of those liabilities of the Company as are more fully described herein.

         NOW, THEREFORE, in consideration of the mutual promises and agreements hereinafter contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         The following terms shall have the following respective meanings for all purposes of this Agreement:

         "ACQUISITION" shall mean the purchase and sale of the Assets pursuant to the terms of this Agreement.

         "AFFILIATE" shall mean, with respect to any Person, any other Person that, directly or indirectly, controls or is controlled by or is under common control with such Person. As used in this definition, the term "control" and any derivatives





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thereof mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise.

         "AFFILIATED OBLIGATIONS" means amounts owed to the Company by the Principal and his Affiliates, other than FSI.

         "ADDITIONAL PAYMENTS" has the meaning set forth in Section 2.03.

         "ADDITIONAL PAYMENTS SCHEDULE" has the meaning set forth in Section
2.03.

         "AGREEMENT" shall mean this Asset Purchase Agreement, as it may be from time to time amended.

         "ASSETS" has the meaning set forth in Section 2.01.

         "ASSIGNED CONTRACTS" has the meaning set forth in Section 2.01.

         "BALANCE SHEET DATE" has the meaning set forth in Section 3.07.

         "BUSINESS DAY" shall mean any day, other than a Saturday, Sunday or a legal holiday under the Federal laws of the United States.

         "CLOSING" shall mean the consummation of the Acquisition pursuant to this Agreement.

         "CLOSING DATE" has the meaning set forth in Section 2.06.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended.

         "CONFIDENTIAL INFORMATION" shall mean all trade secrets and other confidential information concerning the Company including, without limitation, information regarding the operations, future plans, projected and historical sales, marketing, costs, production, growth and distribution, any customer lists, customer information, information relating to governmental relations, and information relating to the products or services, whether patentable or not.

         "DEBT FINANCING" has the meaning set forth in Section 7.10.

         "DECEMBER 31 BALANCE SHEET" has the meaning set forth in Section 3.06.

         "DECEMBER 31 FINANCIAL STATEMENTS" has the meaning set forth in Section 3.06.



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         "EMPLOYEE PLAN" has the meaning set forth in Section 3.17.

         "EMPLOYMENT AGREEMENT" shall mean the Employment Agreement by and between Kellstrom Subsidiary and the Principal dated as of the date of this Agreement, in substantially the form of EXHIBIT A hereto.

         "ENVIRONMENTAL LAWS" shall mean all laws, rules, regulations, statutes, ordinances, decrees or orders of any governmental entity relating to (a) the control of any potential pollutant or protection of the air, water or land, (b) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation, and (c) exposure to hazardous, toxic or other substances alleged to be harmful, and includes without limitation final and binding requirements related to the foregoing imposed by (i) the terms and conditions of any license, permit, approval or other authorization by any governmental entity, and (ii) applicable judicial, administrative or other regulatory decrees, judgments and orders of any governmental entity. The term "Environmental Laws" shall include, but not be limited to the following statutes and the regulations promulgated thereunder as currently in effect: the Clean Air Act, 42 U.S.C. ss. 7401 ET SEQ., the Clean Water Act, 33 U.S.C. ss. 1251 ET SEQ., the Resource Conservation Recovery Act ("RCRA"), 42 U.S.C. ss. 6901 ET SEQ., the Superfund Amendments and Reauthorization Act, 42 U.S.C. ss. 11011 ET SEQ., the Toxic Substances Control Act, 15 U.S.C. ss. 2601 ET SEQ., the Water Pollution Control Act, 33 U.S.C. ss. 1251, ET SEQ., the Safe Drinking Water Act, 42 U.S.C. ss. 300f ET SEQ., the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA"), 42 U.S.C. ss. 9601 ET SEQ., and any similar state, federal or local statute or ordinance.

         "ENVIRONMENTAL LIABILITIES" shall mean any and all liabilities, responsibilities, claims, suits, losses, costs (including remediation, removal, response, abatement, clean-up, investigative and/or monitoring costs and any other related costs and expenses, including without limitation Environmental Remediation Costs), other causes of action recognized now or at any later time, damages, settlements, expenses, charges, assessments, liens, penalties, fines, pre-judgment and post-judgment interest, attorney fees and other legal fees (a) pursuant to any agreement, order, notice, directive (including directives embodied in Environmental Laws), injunction, judgment or similar documents (including settlements), or (b) pursuant to any claim by a governmental entity or other person for personal injury, property damage, damage to natural resources, remediation or similar costs or expenses incurred or asserted by such governmental entity or person pursuant to common law or statute.

         "ENVIRONMENTAL REMEDIATION COSTS" shall mean all costs and expenses of actions or activities to (a) clean-up or remove Hazardous Materials from the environment, (b) prevent or minimize the movement, leaching or migration of Hazardous Materials into the environment, (c) prevent, minimize or mitigate the Release or threatened Release of Hazardous Materials into the environment, or injury or damage from such Release, and (d) comply with the requirements of any



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Environmental Laws. Environmental Remediation Costs include, without limitation, costs and expenses payable in connection with the foregoing for legal, engineering or other consultant services, for investigation, testing, sampling and monitoring, for boring, excavation and construction, for removal, modification or replacement of equipment or facilities, for labor and material, and for proper storage, treatment and disposal of Hazardous Materials.

         "EQUITY OR EQUITY EQUIVALENT SECURITIES" has the meaning set forth in
Section 7.10.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA AFFILIATE" shall mean any person, firm or entity (whether or not incorporated) which, by reason of its relationship with the Company, is required to be aggregated with the Company under Section 414(b), 414(c) or 414(m) of the Code, or which together with the Company is a member of a controlled group within the meaning of Section 4001(a) of ERISA.

         "ESCROW AGENT" shall mean Barnett Bank, N.A.

         "ESCROW AGREEMENT" shall mean the Escrow Agreement by and among Kellstrom Subsidiary, the Company and the Escrow Agent dated as of the Closing Date in substantially the form of Exhibit B hereto.

         "EXCLUDED ASSETS" has the meaning set forth in Section 2.02.

         "FSI" shall mean Flight Support, Inc. a Connecticut corporation in which the Principal owns a 49% equity interest.

         "FSI OFFER TERMINATION DATE" shall mean the date on which the right of first refusal of FSI to purchase the FSI Stock under the FSI Stockholders' Agreement has been waived or expires under the terms of the FSI Stockholders' Agreement.

         "FSI STOCK" has the meaning set forth in Section 7.10.

         "FSI STOCKHOLDERS AGREEMENT" means the Stockholders' Agreement, dated April 1, 1997, by and among FSI, the Principal and Wayne C. Blake.

         "HAZARDOUS MATERIALS" shall mean any (a) toxic or hazardous materials or substances; (b) solid wastes, including asbestos, buried contaminants, chemicals, flammable or explosive materials; (c) radioactive materials; (d) petroleum wastes and spills or releases of petroleum products; and (e) any other chemical, pollutant, contaminant, substance or waste that is regulated by any governmental entity under any Environmental Law.



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         "HSR" means the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as
amended, and the rules and regulations promulgated thereunder.

         "INTELLECTUAL PROPERTY" has the meaning set forth in Section 2.01.

         "INTERIM BALANCE SHEET" has the meaning set forth in Section 3.07.

         "INTERIM PERIOD TAX DISTRIBUTION" shall mean a distribution to the Principal of 41% of the Company's Net Profit Before Tax (as defined in SCHEDULE 2.03(a)) for the period from January 1, 1998 through the Closing Date.

         "INVENTORIES" has the meaning set forth in Section 2.01.

         "IRS" shall mean the Internal Revenue Service.

         "KELLSTROM DETERMINATION" has the meaning set forth in Section 2.03.

         "LIABILITY" shall mean any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

         "LICENSE" has the meaning set forth in Section 2.01.

         "LIENS" means liens, charges, claims, pledges, security interests and encumbrances of any nature whatsoever.

         "MATERIAL ADVERSE EFFECT" shall mean, with respect to any Person, a material adverse effect on the business, prospects, results of operations, financial condition or assets of such Person and its subsidiaries taken as a whole. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events would result in a Material Adverse Effect.

         "MATERIAL ADVERSE EVENT" shall mean an occurrence, event or development which has had or is reasonably likely to have a Material Adverse Effect.

         "OBJECTION NOTICE" has the meaning set forth in Section 2.03.

         "OPTION CLOSING DATE" has the meaning set forth in Section 7.10.

         "PERMITTED LIENS" shall mean:

         (a) Liens for taxes, assessments or other governmental charges not delinquent or being contested in good faith and by appropriate



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                  proceedings and with respect to which proper reserves have been taken by the Company;

         (b)      Liens disclosed in the Financial Statements;

         (c) deposits or pledges to secure obligations under worker's compensation, social security or similar laws, or under unemployment insurance;

         (d) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of the Company's business; and

         (e) judgment Liens that have been stayed or bonded and mechanics', workers', materialmen's or other like Liens arising in the ordinary course of the Company's business with respect to obligations which are not due or which are being contested in good faith by the Company.

         "PERSON" shall mean an individual, partnership, corporation, limited liability company, joint venture, unincorporated organization, cooperative or a governmental entity or agency thereof.

         "REGULATORY AUTHORITY" shall mean any foreign, United States Federal or state government or governmental authority.

         "RELEASE" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment.

         "TAX" shall mean any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

         "TAX RETURN" shall mean any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "TREASURY REGULATIONS" means the regulations promulgated under the Code.



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                                   ARTICLE II

                                PURCHASE AND SALE

         SECTION 2.021. ASSETS CONVEYED. At the Closing, and upon the basis of the representations, warranties, covenants and agreements contained herein, the Company shall sell, transfer, assign, convey and deliver to Kellstrom Subsidiary all of the Company's right, title and interest in and to the Assets (as defined below) free and clear of all Liens. The "ASSETS" shall mean all those personal, tangible and intangible properties, and the real property and improvements of the Company, used in connection with the operation of the Business as set forth below other than Excluded Assets including without limitation, those more particularly described in the Schedules to this Section 2.01, including the going concern value of the Business:

         (a) all the rights and benefits accruing to the Company under all agreements, contracts, arrangements, leases with respect to personal property, guarantees, commitments and orders, whether written or oral, between the Company and any third party, including without limitation, the contracts listed in
SCHEDULE 2.01(a) hereto (the "ASSIGNED CONTRACTS");

         (b) all of the Company's inventories of raw materials, engines (including engines held for lease), parts, work-in-process, intermediates and finished goods, if any, including, without limitation the engines and aircraft set forth on SCHEDULE 2.01(b) hereto ("INVENTORIES");

         (c) all manufacturing, production, maintenance and testing machinery and equipment, computers, computer hardware and software, tools, supplies, furniture, vehicles, and other tangible personal property and assets of the Company related to the Business, including, without limitation, the items listed on SCHEDULE 2.01(c) hereto;

         (d) all the interest of and the rights and benefits accruing to the Company as lessee under the leases or rental agreements covering machinery, equipment, computers, computer hardware and software, vehicles and other tangible personal property as described in SCHEDULE 2.01(d) hereto;

         (e) all accounts and notes receivable (including without limitation, any claims, remedies and other rights related thereto) evidencing rights to payment for services rendered through the Closing Date, except for Affiliated Obligations (it being understood and agreed that such Affiliated Obligations shall be repaid prior to the Closing Date);

         (f) all operating data and records of the Company relating to the Business, including, without limitation, client lists and records, referral sources, production reports and records, equipment logs, operating guides and manuals, projections,



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copies of financial, accounting and personnel records, correspondence and other similar documents and records;

         (g) all claims, warranty rights, causes of action and other similar rights granted or owing to the Company arising out of the Business to the extent the same are assignable;

         (h) all of the Company's rights, to the extent of such rights, to use the names set forth on SCHEDULE 2.01(h) and all variations on any thereof for any and all purposes;

         (i) all the intellectual property of the Company, including, without limitation, all software and software libraries, processes, formulae, methods, plans, research data, marketing plans and strategies, forecasts, patents and patent applications, inventions, discoveries, know-how, trade secrets and ideas (including those in the possession of third parties, but which are the property of the Company), CONFIDENTIAL INFORMATION, and all drawings, records, books or other indicia of the foregoing, trademarks, servicemarks, tradenames, licenses, copyrights, operating rights, permits and other similar intangible property and rights (the "INTELLECTUAL PROPERTY");

         (j) all licenses, permits, approvals, qualifications, consents and other authorizations (the "LICENSES") necessary for the lawful conduct, ownership and operation of the Business, including those described on SCHEDULE 2.01(j), to the extent the same are transferrable;

         (k) all prepaid expenses and cash and cash equivalents of the Company;

         (l) all goodwill and going-concern value of the Company and the Business; and

         (m) all other assets and properties of any nature whatsoever held by the Company, either directly or indirectly, and used in, allocated to, or required for the conduct of the Business, but excluding the Excluded Assets (as defined in Section 2.02 below).

         SECTION 2.022. EXCLUDED ASSETS. Anything to the contrary in Section
2.01 notwithstanding, the Assets shall exclude and Kellstrom Subsidiary shall not purchase (i) all tax books of the Company other than those relating to sales, use and other state and local taxes, (ii) all books and ledgers relating to the ownership interests in the Company, and minutes of meetings of, and actions taken by, the Company's shareholders, (iii) the rights which accrue or will accrue to the Company under this Agreement, (iv) any Employee Plan, (v) Affiliated Obligations, and (vi) the assets set forth on SCHEDULE 2.02 hereto (collectively, the "EXCLUDED ASSETS").



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         SECTION 2.023. PURCHASE PRICE.

         (a) The aggregate purchase price (the "PURCHASE PRICE") to be paid for the Assets shall consist of (i) $20,225,000, payable at Closing as provided by
Section 2.03(b) which shall be a joint and several obligation of Kellstrom and Kellstrom Subsidiary, (ii) such additional payments (the "ADDITIONAL PAYMENTS"), if any, which may be made as described in SCHEDULE 2.03(A) hereto (the "ADDITIONAL PAYMENTS SCHEDULE") which shall be a joint and several obligation of Kellstrom and Kellstrom Subsidiary, and (iii) the assumption by the Kellstrom Subsidiary of the Assumed Liabilities.

         (b) PAYMENT OF PURCHASE PRICE. At the Closing, Kellstrom and Kellstrom Subsidiary, jointly and severally, shall pay the Company $18,225,000 by wire transfer of immediately available funds and shall deposit $2,000,000 with the Escrow Agent pursuant to the terms of the Escrow Agreement.

         (c) RIGHT TO CONTEST CALCULATION OF THE ADDITIONAL PAYMENTS. In connection with the adjustment to the Purchase Price which may be made pursuant to clause (a) above based on the calculation of the Additional Payments, the Principal shall be entitled to:

                              (i) at his own expense, have his certified public
accountants review Kellstrom Subsidiary's calculation of PBT (as defined in the Additional Payments Schedule) and determination of any Additional Payment (the "KELLSTROM DETERMINATION") in order to confirm the calculation thereof. The Principal shall complete his review as promptly as possible but in no event later than forty-five (45) days following receipt of the Kellstrom Determination and payment, if any, of the Additional Payment due therewith.

                              (ii) If, within forty-five (45) days (or such
shorter period) following receipt by the Principal of the Kellstrom Determination, the Principal objects to any part thereof, the Principal shall notify in writing (an "OBJECTION NOTICE") Kellstrom, specifying in reasonable detail the nature of the objections. If the Principal does not deliver an Objection Notice within such 45-day period, the calculation of the applicable PBT and Additional Payment shall be deemed final and binding. If the Principal does timely deliver an Objection Notice, the Principal and Kellstrom shall promptly seek to agree upon any disputed matters. If full agreement is not reached within ten (10) business days following the date of the Objection Notice, the parties shall jointly designate a firm of independent certified public accountants having no past or current affiliation with Kellstrom, the Principal or any of their respective affiliates to resolve any disputed matters in accordance with this paragraph and, if the parties cannot jointly agree on the designation of such a firm within ten (10) business days following the date of the Objection Notice, the parties shall jointly request the American Institute of Certified Public Accountants promptly to designate a firm of independent certified public accountants having no past or



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current affiliation with Kellstrom, the Principal or any of their respective affiliates. The firm so designated shall, within thirty (30) days thereafter, determine all unresolved issues between Kellstrom Subsidiary and the Principal in accordance with generally accepted accounting principles in the United States consistently applied and certify in writing the resolution thereof to the Principal and Kellstrom Subsidiary. The costs and expenses of such firm shall be borne by the Principal unless the firm designated in the preceding sentence determines that the Additional Payments due amount to 115% or more of the amount objected to by the Principal, in which case such costs shall be borne by Kellstrom or Kellstrom Subsidiary. The applicable PBT and Additional Payment with such changes as are agreed upon between the Principal and Kellstrom Subsidiary or their respective accountants or as so determined by the independent firm appointed pursuant to the terms hereof, shall be deemed final and binding.

                                    (iii)   Kellstrom and Kellstrom Subsidiary
covenant and agree to (A) keep reasonably detailed records relating to the results of operations of the RR-JT8 Division and the calculation of the Additional Payments and provide the Company and its accountants reasonable access to such detailed records and reasonable opportunity to speak with employees of Kellstrom involved in the accounting department of Kellstrom so as to enable the Company and its accountants to review and analyze the Kellstrom Determination following an Objection Notice, (B) provide the Company and the Principal with the calculation of Gross Margin of the RR-JT8 Division within forty-five (45) days of the end of each calendar quarter and (C) provide reasonable back-up information along with the delivery of the Kellstrom Determination.

         SECTION 2.024. LIABILITIES ASSUMED BY KELLSTROM AND KELLSTROM SUBSIDIARY. In further consideration for the sale of the Assets, on the Closing Date Kellstrom and Kellstrom Subsidiary, jointly and severally, shall assume and agree to pay, perform and discharge the Assumed Liabilities. For purposes of this Agreement, the term "ASSUMED LIABILITIES" shall mean (a) all the Liabilities of the Company set forth in the December 31 Balance Sheet, (b) all liabilities of the Company that have arisen after December 31, 1997 in the ordinary course of business and consistent with past practice or accruing from and after December 31, 1997 pursuant to the Assigned Contracts and (c) the other liabilities specifically set forth on SCHEDULE 2.04, but shall exclude (a) any Liabilities for transactional and advisory costs, including, without limitation, attorneys' and accountants' fees and expenses, incurred in connection with the transactions contemplated hereby or the proposed sale of the Company or any equity interest therein (collectively, "TRANSACTION COSTS"), (b) Taxes measured by income owing by the Company to any governmental agency or other taxing authority, (c) any Employee Plan, (d) any Liabilities arising out or relating to the Excluded Assets, and (e) any Liabilities resulting from, arising out of, or caused by any facts or circumstances which would constitute a breach of the representations and warranties of the Company set forth herein for which the Company and the Principal would be required to indemnify Kellstrom or Kellstrom Subsidiary under the terms of this Agreement. Nothing in this Section 2.04 shall in any way limit the right of



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Kellstrom or Kellstrom Subsidiary to indemnification under this Agreement.
Notwithstanding anything to the contrary contained herein, neither Kellstrom nor Kellstrom Subsidiary shall assume, pay, discharge, become liable for or perform when due, and the Company shall not cause Kellstrom or Kellstrom Subsidiary so to assume, pay, discharge, become liable for or perform, any Liabilities, debts, contracts, commitments and other obligations of the Company of any nature whatsoever not expressly assumed pursuant to this Section 2.04.

         SECTION 2.025. INSTRUMENTS OF CONVEYANCE AND TRANSFER OF BOOKS AND RECORDS. At the Closing, the Company shall deliver to Kellstrom Subsidiary, such deeds, bills of sale, endorsements, assignments and other instruments of sale, conveyance, transfer and assignment, satisfactory in form and substance to Kellstrom Subsidiary and its counsel, as may be reasonably requested by Kellstrom Subsidiary, in order to convey to Kellstrom Subsidiary good and marketable title to the Assets, free and clear of all Liens except for Permitted Liens. The Company shall pay all sales, use, transfer or stamp taxes, or similar charges, payable by reason of the sale hereunder.

         SECTION 2.026. THE CLOSING.

         Assuming the satisfaction or the waiver of satisfaction of the conditions contained herein, the Closing will take place at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York 10103, as soon as possible but in no event later than three Business Days following the receipt of HSR clearance but no later than June 30, 1998. The date the Closing takes place is the "CLOSING DATE."

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                    CONCERNING THE COMPANY AND THE PRINCIPAL

         Each of the Company and Principal, jointly and severally, represents and warrants to Kellstrom and Kellstrom Subsidiary that the statements contained in this Article III are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article III), except as set forth in the schedules delivered by the Principal to Kellstrom and Kellstrom Subsidiary on the date hereof (the "SCHEDULES").

         SECTION 3.031. ORGANIZATION, ETC. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey and has full corporate power and authority to conduct its Business as it is now being conducted and to own, operate or lease the properties and assets it currently owns, operates or holds under lease. The Company is duly qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction



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where the character of its Business or the nature of its properties makes such qualification or licensing necessary, except where the failure to so qualify or be licensed would not have a Material Adverse Effect, all of which jurisdictions are set forth on SCHEDULE 3.01. The Company has heretofore delivered to Kellstrom true and correct copies of its Certificate of Incorporation and By-laws as in effect on the date hereof.

         SECTION 3.032. SUBSIDIARIES. The Company has no equity interest in any corporation, partnership, joint venture or other legal entity.

         SECTION 3.033. CAPITALIZATION. The Principal is the sole stockholder of the Company. No contract, commitment or undertaking of any kind has been made for the issuance of any additional capital stock or other interests in the Company; nor is there in effect or outstanding any subscription, option, warrant or preemptive or other right to acquire any of such capital stock or other instruments convertible into or exchangeable for any of such capital stock.

         SECTION 3.034. OWNERSHIP OF ASSETS. The Company is the legal and beneficial owner of the Assets, free and clear of any Liens except for Permitted Liens; the Company has full right, power and authority to sell, transfer, assign, convey and deliver all of the Assets to be sold by it hereunder; and delivery thereof will convey to Kellstrom Subsidiary good, absolute and marketable title to said Assets, free and clear of any Liens except for Permitted Liens, except in each case for Assets which are not material in value or otherwise material to the Business.

         SECTION 3.035. AUTHORITY AND NO CONFLICT; CONSENTS. (a) The Company has the full right, power and authority to execute, deliver and carry out the terms of this Agreement and all other documents and agreements to be entered into in connection herewith or necessary to give effect to the provisions of this Agreement (the "OTHER AGREEMENTS"), and this Agreement and the Other Agreements have been duly authorized, executed and delivered by the Company. Except to the extent that consents are required as set forth on SCHEDULE 3.05, the execution and delivery of this Agreement and the Other Agreements by the Company does not, and the consummation of the transactions contemplated hereby will not, (i) conflict with, or result in any violation of or default or loss of any benefit under, any provision of the Company's governing instruments; (ii) conflict with, or result in any violation of or default or loss of any material benefit under, any permit, concession, grant, franchise, law, rule or regulation, or any judgment, decree or order of any court or other Regulatory Authority to which the Company or its assets or Business is a party or to which the Company is subject; (iii) conflict with, or result in a breach or violation of or default or loss of any material benefit under, or accelerate the performance required by, the terms of any material agreement, contract, indenture or other instrument to which the Company is a party or to which the Company's assets or Business is subject, or constitute a default or loss of any material right thereunder or the creation of any material Liens upon the Company's assets; or (iv) result in any suspension, revocation, impairment, forfeiture or nonrenewal of any material

License. All action and other authorizations prerequisite to the execution of this Agreement and the consummation of the transactions contemplated hereby have been taken or obtained by the Company and the Principal. This Agreement is the valid and binding agreement of the Company enforceable in accordance with its terms (except as such enforceability may be limited by any applicable bankruptcy, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law).

         (b) Other than as set forth on SCHEDULE 3.05 hereto, the execution, delivery and performance by the Company of this Agreement, and the performance of the transactions contemplated by this Agreement, do not require the authorization, consent, approval, certification, license or order of, or any filing with, any Regulatory Authority or any other third party except for such authorizations, consents, approvals, certifications, licenses and orders that have been obtained.

         SECTION 3.036. FINANCIAL STATEMENTS; BOOKS AND RECORDS. A copy of the balance sheet of the Company at December 31, 1997 has been attached as SCHEDULE
3.06 hereto (the "DECEMBER 31 BALANCE SHEET"). Also attached hereto as SCHEDULE
3.06 are the related statements of operations, stockholders' equity and cash flows of the Company for the fiscal year ended December 31, 1997 (together with the December 31 Balance Sheet, the "DECEMBER 31 FINANCIAL STATEMENTS"). Also attached hereto as SCHEDULE 3.06 are unaudited financial statements of the Company for the month ended January 31, 1998 (the "INTERIM FINANCIAL STATEMENTS"), which financial statements have been prepared on the same basis as the December 31 Financial Statements, subject to normal year-end adjustments and accruals (none of which is expected to be material). (The December 31 Financial Statements and the Interim Financial Statements are collectively referred to as the "FINANCIAL STATEMENTS.") The book value of the assets set forth in the Financial Statements, when calculated in accordance with United States generally accepted accounting principles, is not less than stated in the Financial Statements and are consistent with the books and records of the Company and the Financial Statements represent the financial condition and results of operations of the Company as at and for the periods reflected therein which is no worse than the financial condition and results of operations which would have been presented in financial statements prepared in accordance with United States generally accepted accounting principles.

         SECTION 3.037. NO UNDISCLOSED LIABILITIES. Except as set forth in the notes to the Financial Statements or on SCHEDULE 3.07 hereto, the Liabilities on the balance sheet included in the Interim Financial Statements (the "INTERIM BALANCE SHEET") consist solely of accrued obligations and Liabilities incurred by the Company in the ordinary course of business to Persons which are not Affiliates of the Company. There are no Liabilities of the Company of any kind whatsoever, whether or not accrued and whether or not contingent or absolute, determined or determinable or otherwise, including without limitation documentary or standby letters of credit, bid or performance bonds, or customer or third party guarantees, and no existing condition, situation or set of circumstances that could reasonably result in such a

Liability, other than (i) Liabilities disclosed on SCHEDULE 3.07, in the notes to the Financial Statements or in the Interim Financial Statements, and (ii) Liabilities which have arisen after January 31, 1998 (the "BALANCE SHEET DATE") in the ordinary course of business and consistent with past practice (none of which is a Liability for breach of contract, breach of warranty, tort, infringement claim or lawsuit) which, whether individually or in the aggregate, could or could reasonably be expected to have a Material Adverse Effect. There are no asserted claims for indemnification by any Person against the Company under any law or agreement or pursuant to the Company's Certificate of Incorporation or By-laws and neither the Company nor the Principal is aware of any facts or circumstances that might reasonably give rise to the assertion of such a claim against the Company thereunder.

         SECTION 3.038. CORPORATE ACTION. All corporate action of the Board of Directors and of the stockholders of the Company taken on or prior to the date hereof has been duly authorized, adopted or ratified in accordance with applicable law and the Certificate of Incorporation and By-laws of the Company, and has been duly recorded in its corporate minute books (which have been made available for inspection by Kellstrom).

         SECTION 3.039. ABSENCE OF CHANGES. Except as disclosed on SCHEDULE 3.09 hereto or otherwise approved in writing by Kellstrom, since the Balance Sheet Date there has not been, with respect to the Company, any (a) transaction by the Company except in the ordinary course of business as conducted during the 12-month period ending on that date; (b) capital expenditures exceeding $100,000 or Inventories expenditures exceeding $500,000, in each case in the aggregate;
(c) Material Adverse Event or Material Adverse Effect; (d) destruction, damage to, or loss of any asset (whether or not covered by insurance) that, individually or in the aggregate has a Material Adverse Effect; (e) labor trouble or other event or condition relating to employment or labor matters of any character that, individually or in the aggregate, could have a Material Adverse Effect; (f) increase in compensation payable to, or any employment, bonus or compensation agreement entered into with, any employees or consultants of the Company (other than those made after consultation with Kellstrom); (g) change in accounting methods or practices (including, without limitation, changes in depreciation or amortization policies or rates) by the Company; (h) revaluation of the Company's assets; (i) sale or transfer of any asset of the Company except in the ordinary course of business; (j) amendment or termination of any material contract, agreement, or license to which the Company is a party;
(k) loan or other investment by the Company to or in any person or entity, or guaranty of any loan other than travel or other job-related expenses advanced to employees in the ordinary course of business not exceeding $30,000 in the aggregate; (l) commitment to borrow money or any mortgage, pledge, or other encumbrance of any asset of the Company or grant or commitment to grant a mortgage, pledge, or other encumbrance of any asset of the Company; (m) waiver or release of any right or claim of the Company except in the ordinary course of business; (n) material obligation or liability (absolute or contingent) incurred by the Company or to which it has become subject except current liabilities incurred in the ordinary course of business and obligations under contracts entered into in the ordinary course of business; (o) write-off in excess of reserves as uncollectible of any accounts or notes receivable; (p) issue or split-up of, or grant of any option or other right to acquire, any security of the Company; (q) amendment of the Company's Certificate of Incorporation or By-laws; (r) dividend or distribution on or with respect to shares of capital stock or other equity securities of the Company, or any other distribution to the Principal or his Affiliates other than (i) payments for salaries, bonuses and regular Business expenses listed on SCHEDULE 3.09(R) hereto and (ii) the distribution to the Principal of the Interim Period Tax Distribution; (s) issuance, grant, sale or pledge of any shares of, or rights of any kind to acquire any shares of, capital stock, or purchase, redemption or other acquisition of any shares of such capital stock or other equity securities; (t) cancellation of current insurance (or reinsurance) policies or termination of any of the coverage thereunder; (u) any payment or provision with respect to any employee benefit plan, except in the ordinary course of the administration of such plans; (v) grants of any stock options, restricted stock grants, stock appreciation rights or similar instruments or rights; (w) new employment agreement or other contract or arrangement with respect to the performance of personal services which is not terminable without liability by the Company on not more than 30 days' notice; or (x) oral or written agreement, contract, arrangement or understanding with respect to any of the foregoing.

         SECTION 3.10. TAXES. Except as specifically set forth in SCHEDULE 3.10:

         (a) All Tax Returns required to be filed by or on behalf of the Company have been properly prepared and duly and timely filed with the appropriate taxing authorities in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such Tax Returns were true, complete and correct in all material respects except where the failure to file such a Tax Return would not have a Material Adverse Effect.

         (b) All Taxes for all periods up to the Closing Date that are due and payable by the Company on or before the Closing Date have been, or on or before the Closing Date will be, fully and timely paid, and adequate reserves or accruals for any and all Taxes for which the Company is liable with respect to any period ending on or before the Closing Date for which Tax Returns have not yet been filed or for which Taxes are not yet due and owing have been made in the Financial Statements or are disclosed on SCHEDULE 3.10 hereto.

         (c) The Company has timely withheld from employee salaries, wages and other compensation and paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable laws ending on or before the Closing Date.

         (d) Kellstrom has received complete copies of any audit report issued within the last three years relating to Taxes due from the Company.

         (e) The Company has not executed or filed with the IRS or any other taxing authority any agreement, waiver or other document or arrangement extending or having the effect of extending the period for assessment or collection of Taxes (including, but not limited to, any applicable statute of limitation), except as set forth on SCHEDULE 3.10.

         (f) No written claim has been made by a taxing authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction, which claim would have a Material Adverse Effect.

         (g) All deficiencies asserted or assessments made as a result of any examinations by the IRS or any other taxing authority of the Tax Returns of or covering or including the Company have been fully paid, and there are no other audits or investigations pending or, to the Company's or the Principal's knowledge, threatened, by any taxing authority in progress, nor has the Principal nor the Company received any written notice from any taxing authority that it intends to conduct such an audit or investigation.

         (h) Neither the Company nor any other person (including the Principal on behalf of the Company) has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a "subsection (f) asset" (as such term is defined in Section 341(f)(4) of the Code) owned by the Company.

         (i) None of the Assets is (i) property required to be treated as being owned by another person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (ii) constitutes "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code or (iii) is "tax-exempt bond financed property" within the meaning of Section 168(g) of the Code.

         (j) There are no Liens as a result of any unpaid Taxes upon any of the Assets.

         (k) The Company has properly and timely elected under Section 1362 of the Code, and under each analogous or similar provision of state or local law in each jurisdiction where such an election is available and in which the Company is required to file a Tax Return, to be treated as an "S" corporation for all taxable periods since its inception. There has not been any voluntary or involuntary termination or revocation of any such election.

         (l) No tax is required to be withheld by Kellstrom or Kellstrom Subsidiary under Section 1445 of the Code as a result of the sale of the Assets.

         SECTION 3.11. LEASED PROPERTY.

         (a) SCHEDULE 3.11 hereto identifies all leasehold interests in real property including land and improvements held by the Company which is used or useful in the conduct of the Business of the Company (the "LEASED PROPERTY"). The Company does not own of record or beneficially any real property. Except as set forth in SCHEDULE 3.11, none of the leasehold interests are subject to any Liens (other than Liens for current property taxes and assessments or mechanics liens, in each case with respect to amounts not in default).

         (b) Except as set forth on SCHEDULE 3.11 hereto, there are no outstanding contracts made by the Company for any improvements to the Leased Property which have not been fully paid for. At the Closing, the Company shall cause to be discharged all mechanics' or materialmen's liens arising from any labor or materials furnished to the Leased Property on behalf of the Company prior to the time of Closing.

         (c) The use and operation of the Leased Property is in full compliance with all applicable statutes, rules, regulations, ordinances, orders, writs, injunctions, judgments, decrees, awards and restrictions of every Regulatory Authority having jurisdiction over any of the Leased Property, the Company or its Business, and every instrumentality or agency thereof (including, without limitation, applicable statutes, rules, regulations, orders and restrictions relating to zoning, land use, safety, health, environment, hazardous substances, pollution controls, employment and employment practices and access by the handicapped) (collectively, "LAWS"), and with all covenants, conditions, restrictions, easements, disposition agreements and similar matters affecting the Leased Property, except where such non-compliance would not have a Material Adverse Effect. Effective as of the Closing Date, the Company shall have the right to continue the use and operation of the Leased Property for its current uses in the operation of the Company's Business. The Company has not received any notice of any violation of or investigation regarding any Laws relating to the use and operation of the Leased Properties, which violation or investigation would have a Material Adverse Effect.

         SECTION 3.12. ENVIRONMENTAL PROTECTION. Except as set forth on SCHEDULE 3.12, (a) no Hazardous Substances are present on or below the surface of the Leased Property and such real estate has not previously been used by the Company or the Principal for the manufacture, refining, treatment, storage, or disposal of any Hazardous Substance; (b) none of the soil, ground water, or surface water of the Leased Property is contaminated by any Hazardous Substance and the Company is not aware of any such contamination from neighboring real estate; and
(c) except as consistent with applicable Environmental Laws, no Hazardous Substances are being emitted, discharged or released from the Leased Property into the environment, except for such occurrences or circumstances described in clauses (a) through
(c) which would not have a Material Adverse Effect. Except as set forth on
SCHEDULE 3.12, the Company is not liable for cleanup or response costs with respect to the emission, discharge, or release of any Hazardous Substance or for any other matter arising under the Environmental Laws due to its operation of the Leased Property.

         SECTION 3.13. INTELLECTUAL PROPERTY. SCHEDULE 3.13 contains a schedule of all the Intellectual Property of the Company. The Company has not infringed, and is not now infringing, any trade name, trademark, service mark, copyright, patent, trade secret or other Intellectual Property right belonging to a third party, and it has not received any notice of infringement upon or conflict with the asserted rights of others. Except as set forth on SECTION 3.13 hereto, none of such Intellectual Property rights are registered with the United States Patent and Trademark Office or the United States Copyright Office. Except as disclosed in SCHEDULE 3.13, the Company is not a party to any license, agreement, or arrangement, whether as licensor, licensee, or otherwise, with respect to any Intellectual Property right. There are no trade names, trademarks, service marks, copyrights, patents or applications for patents and trade secrets other than those listed on SECTION 3.13 which are necessary for the conduct of the Company's Business. The Company is not a party to any outstanding options, licenses or agreements of any kind relating to the foregoing. No partner, officer or employee of the Company or any predecessor has any interest in any of the foregoing rights.

         SECTION 3.14. ASSETS. The Assets constitute in the aggregate, all of the assets and tangible personal property owned by, in the possession of, or used by the Company in connection with the Business, and (other than Assets which are not material in value or otherwise material to the Business) are owned by the Company free and clear of any Liens, except for Permitted Liens. Except as disclosed in SCHEDULE 3.14, no personal property used in connection with the Company's Business is held under any lease, security agreement, conditional sales contract, or other title retention or security arrangement, or is other than in its possession and control. All tangible personal property other than the Inventories is being sold in an "AS IS/WHERE IS" condition.

         SECTION 3.15. INVENTORIES. All Inventories of the Company consist, and at the Closing Date will consist, of a quality and quantity usable and saleable in the ordinary course of business, except for items of obsolete materials. The value of the Inventory set forth in the Financial Statements is not less than stated in the Financial Statements.

         SECTION 3.16. PRODUCT WARRANTY. Each product manufactured, sold, leased, or delivered by the Company has been in conformity with all applicable contractual commitments and all express and implied warranties, if any, and the Company does not have any material Liability (and there is no reasonable basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any material Liability) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth in the Interim Balance Sheet as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company. No product sold, leased, or delivered by the Company is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease of such product.

         SECTION 3.17. PERSONNEL AND PLANS. SCHEDULE 3.17 comprises a complete and correct list of (a) the names, titles, length of employment or service and current annual salary rates and all other compensation and fringe benefits of each of the employees, officers or consultants of the Company who is engaged in the conduct of the Business and (b) the amount of accrued bonuses, vacation, sick leave, maternity leave and other leave for such personnel. The Company is not in default with respect to any withholding or other employment taxes or payments with respect to accrued vacation or severance pay on behalf of any employee for which it is obligated on the date hereof, and the Company will maintain and continue to make all such necessary payments or adjustments arising through the Closing Date. There are not in existence or, to the Company's or the Principal's knowledge, threatened any (y) work stoppages respecting employees of the Company or (z) unfair labor or practice complaints against the Company. No representation question exists respecting the employees of the Company and no collective bargaining agreement is currently being negotiated by the Company covering employees of the Company, nor is any grievance procedure or arbitration proceeding pending under any collective bargaining agreement and no claim therefor has been asserted. The Company has not received notice from any union or employees setting forth demands for representation, elections or for present or future changes in wages, terms of employment or working conditions. There have been no audits of the equal employment opportunity practices of the Company, and, to the best knowledge of the Company, no basis for such audit exists. The Company does not have any severance agreement or other arrangement with respect to severance with any employee of the Company. True and complete copies of the current written personnel policies, manuals and/or handbooks of the Company have previously been delivered to Kellstrom.

         SCHEDULE 3.17 lists each of the following plans, contracts, policies and arrangements which is or, was sponsored, maintained or contributed to by, or otherwise binding upon the Company or, in the case of an "employee pension plan" (as defined in Section 3(2) of ERISA), an ERISA Affiliate for the benefit of any current or former employee, director or other personnel (including any such plan, contract, policy or arrangement approved or adopted before, but effective on or after, the date of this Agreement): (a) any "employee benefit plan,"as such term is defined in Section 3(3) of ERISA, whether or not subject to the provisions of ERISA, (b) any personnel policy, and (c) any other employment, consulting, stock option, stock bonus, stock purchase, phantom stock, incentive, bonus, deferred compensation, retirement, severance, vacation, dependent care, employee assistance, fringe benefit, medical, dental, sick leave, death benefit, golden parachute or other compensatory plan, contract, policy or arrangement that is not an employee benefit plan as defined in Section 3(3) of ERISA (each such plan, contract, policy and arrangement being herein referred to as an "EMPLOYEE PLAN"). With respect to each Employee Plan, the Company has delivered to Kellstrom true and complete copies of each contract, plan document, policy statement, summary plan description and other written material governing or describing the Employee Plan and/or any related funding arrangements (including, without limitation, any related trust agreement or insurance company contract) or, if there are no such written materials, a summary description of the Employee Plan.

         There are no Liens against the Assets under Section 412(n) of the Code or Sections 302(f) or 4068 of ERISA. As of the Closing, neither Kellstrom nor Kellstrom Subsidiary will have any obligation to contribute to, or any liability in respect of, any Employee Plan. Each "employee benefit plan" of the Company that has been required to comply with the provisions of Section 4980B of the Code has substantially complied in all material respects.

         SECTION 3.18. INSURANCE. Attached hereto as SCHEDULE 3.18 are certificates of insurance setting forth all insurance agreements and policies maintained by the Company, including any and all insurance agreements and policies covering the Business and any life insurance policies maintained by the Company on the lives of its employees, officers or directors, and the type and amounts of coverage thereunder, which SCHEDULE 3.18 reflects all such insurance which is required by law to be maintained by the Company. During the past three years, the Company has not been refused insurance in connection with the Company's Business, nor has any claim in excess of $10,000 been made in respect of any such agreements or policies, except as set forth in SCHEDULE 3.18 hereto. Such policies are in full force and effect, and the Company is not delinquent with respect to any premium payments thereon. The Company maintains the type and amount of insurance which is adequate to protect its financial condition against the risks involved in the conduct of the Business.

         SECTION 3.19. LITIGATION. Except as disclosed in SCHEDULE 3.19, there is no suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation pending against or affecting the Company relating to any of the transactions contemplated by this Agreement or which could have a Material Adverse Effect. The Company is not in default of any order, writ, injunction or decree of any Federal, state, local, or foreign court, department, agency or instrumentality which would have a Material Adverse Effect.

         SECTION 3.20. COMPLIANCE WITH LAW. Except as set forth on SCHEDULE 3.20 hereto, the Company has complied with all existing local, state, Federal and foreign laws, rules, regulations, orders, judgments and decrees applicable to it and its properties, including, without limitation, all laws, regulations, orders and requirements relating to consumer protection, currency exchange, equal opportunity, health, environmental protection, fire, zoning and building, occupation safety and pension matters except where such non-compliance would not have a Material Adverse Effect.

         SECTION 3.21. CONTRACTS, OBLIGATIONS AND COMMITMENTS. Except as set forth on SCHEDULE 3.21 hereto, the Company has no existing contract, obligation or commitment (written or material oral) of any nature, including, without limitation, the following: (a) loan or other agreements, notes, indentures, or instruments relating to or evidencing indebtedness for borrowed money or mortgaging, pledging or granting or creating a Lien on any of its assets or any agreement or instrument evidencing any guaranty by the Company of payment or performance by any other person; (b) any contract or series of contracts with the same person for the furnishing or purchase of equipment, goods or services for an excess of $25,000; (c) any joint venture contract or arrangement or other agreement involving a sharing of profits or expenses to which it is a party or by which it is bound; (d) agreements which will limit the freedom of the Company to compete in any line of business or in any geographic area or with any person;
(e) agreements providing for disposition of the assets of the Company other than in the ordinary course of business or agreements of merger or consolidation to which it is a party or by which it is bound; (f) any lease under which the Company is either lessor or lessee relating to any asset of its Business or any property at which its Business or such assets are located if such lease involves lease payments in excess of $25,000 per year; or (g) any contract, commitment or agreement with the federal government or any state or local government or any agency thereof.

         Except as set forth on SCHEDULE 3.21, each contract, agreement, arrangement, plan, lease, license or similar instrument listed on SCHEDULE 3.21 is a valid and binding obligation of the Company and, to the best of the Company's knowledge, the other parties thereto, enforceable in accordance with its terms (except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law), and is in full force and effect, and neither the Company, nor, to the best of such Company's knowledge, any other party thereto has breached any provisions of, nor is in default in any respect under the terms of (and, to the best of the Company's knowledge, no condition exists which, with the passage of time, the giving of notice, or both, would result in a default under the terms of), any of such contracts, except for such breaches and defaults which would not have a Material Adverse Effect.

         SECTION 3.22. LICENSES. The Company has all material Licenses necessary from all applicable Regulatory Authorities for the lawful conduct of its Business, all of which are listed on SCHEDULE 2.01(J) hereto, and it is not in default in any respect under such Licenses, which default would have a Material Adverse Effect.

         SECTION 3.23. NO BROKER. The Company has not dealt with any broker or finder in connection with any of the transactions contemplated by this Agreement and no broker or other person is entitled to any commission or finder's fee in connection with any of such transactions.

         SECTION 3.24. NO ILLEGAL OR IMPROPER TRANSACTIONS. Neither the Company nor any stockholder, officer or employee of the Company, has directly or indirectly, used funds or other assets of the Company, or made any promise or undertaking in such regards, for (a) illegal contributions, gifts, entertainment or other expenses relating to political activity; (b) illegal payments to or for the benefit of governmental officials or employees, whether domestic or foreign;
(c) illegal payments to or for the benefit of any person, firm, corporation or other entity, or any director, officer, employee, agent or representative thereof; (d) gifts, entertainment or other expenses that materially jeopardize the normal business relations between the Company and any of its customers; or
(e) the establishment or maintenance of a secret or unrecorded fund which would violate any material Law. There have been no false or fictitious entries made in the books or records of the Company, and the Company has records that accurately and validly reflect transactions and accounting controls sufficient to insure that such transactions are (i) in all material respects executed in accordance with management's general or specific authorization and (ii) in all material respects recorded in conformity with generally accepted accounting principles in the United States.

         SECTION 3.25. RELATED PARTY TRANSACTIONS. Except as set forth in
SCHEDULE 3.25, no current or former stockholder, officer or employee or any associate (as defined in the rules promulgated under the Securities Exchange Act of 1934, as amended) or any Affiliate of any of the foregoing of the Company, is presently, or during the last three fiscal years has been, (a) a party to any transaction with the Company with respect to the business of the Company (including, but not limited to, any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring payments to, any such director, officer, employee or stockholder or such associate), or (b) the direct or indirect owner of an interest in any corporation, firm, association or business organization which is a present (or potential) competitor, supplier or customer of the Company with respect to the business of the Company, nor does any such person receive income from any source other than the Company which relates to the business of, or should properly accrue to, the Company with respect to the business of the Company.

         SECTION 3.26. SUPPLIERS AND CUSTOMERS. (a) SCHEDULE 3.26(A) lists (i) all suppliers of the Company to which the Company made payments during the year ended December 31, 1997, or expects to make payments during the year ending December 31, 1998, in excess of five percent of the combined cost of sales of the Company for such year and (ii) all customers that paid the Company during the year ended December 31, 1997 or that the Company expects will pay to the Company during the year ending December 31, 1998, more than five percent of the combined revenues of the Company.

         (b) The Company has no information which might reasonably indicate that any of the customers or suppliers listed on the SCHEDULE 3.26(A) intend to cease purchasing from, selling to or dealing with the Company, nor has any information been brought to its attention which might reasonably lead it to believe any such customer or supplier intends to alter in any material respect the amount of such purchases, sales or the extent of dealings with the Company or would alter in any material respect such purchases, sales or dealings in the event of the consummation of the Acquisition. The Company has no information which might reasonably indicate, or information which has been brought to its attention which might reasonably lead it to believe that, (i) any supplier will not be able to fulfill outstanding or currently anticipated purchase orders placed by the Company which, individually or in the aggregate, exceed $100,000, or (ii) any customer will cancel outstanding or currently anticipated purchase orders placed with the Company which, individually or in the aggregate, exceed $100,000.

         SECTION 3.27. ACCOUNTS RECEIVABLE. Except as set forth in SCHEDULE 3.27, each of the accounts receivable of the Company set forth on the Interim Balance Sheet (a) arose from BONA FIDE sales in the ordinary course of business,
(b) was entered into under circumstances and by methods usual and customary in the Company's Business in the applicable state and the collection practices used with respect thereto have been in all respects legal and proper, (c) was entered into, and credit granted pursuant hereto, consistent with the Company's historical credit policies and practices and (d) shall be collected within one hundred eighty (180) days of the Closing Date. The books of the Company correctly record the principal balance of all accounts receivable and each of the security instruments securing any account receivable, if any, constitutes a valid lien in favor of the Company upon the property which it describes, and is enforceable by the Company and its transferees. The reserves for doubtful accounts shown or reflected in the Interim Financial Statements are adequate and were calculated consistent with past practice.

         If any account receivable of the Company (other than those for which a reserve for non-payment has been established) remains uncollected one hundred eighty (180) days after the Closing Date, the Company or the Principal shall repurchase such unpaid account receivable from Kellstrom Subsidiary for the net face amount thereof upon Kellstrom Subsidiary's assignment to the Company or the Principal of the interest therein acquired by Kellstrom Subsidiary pursuant to this Agreement and not subject to any lien, claim or encumbrance created following the Closing Date, other than those of the account debtor relating to such account receivable. The Company's and the Principal's obligations under the preceding sentence are conditioned on Kellstrom Subsidiary acting at all times in a commercially reasonable manner with respect to such account receivable. The amount due from FSI to the Company described in Section 3.28 below shall not be deemed to be an account receivable under this Section 3.27

         SECTION 3.28. AMOUNTS OWING FROM FSI. The amount due from FSI to the Company in the remaining principal amount of $1,600,000 owing to the Company from FSI shall be collected, either in cash or in the form of services performed by FSI for the Company, no later than the second anniversary of the Closing Date. If such amount due uncollected on the second anniversary of the Closing Date, the Company or the Principal shall repurchase such unpaid amount due from Kellstrom Subsidiary for the net face amount thereof upon Kellstrom Subsidiary's assignment to the Company or the Principal of the interest therein acquired by Kellstrom Subsidiary pursuant to this Agreement and not subject to any lien, claim or encumbrance created following the Closing Date.

         SECTION 3.29. AFFILIATED OBLIGATIONS. As of the Closing Date, all Affiliated Obligations shall have been repaid in full.

         SECTION 3.30. NO MISLEADING STATEMENTS. This Agreement, the information and schedules referred to herein and the information that has been furnished to Kellstrom or Kellstrom Subsidiary in connection with the transactions contemplated hereby do not include any untrue statement of a material fact and do not omit to state any material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE PRINCIPAL

         The Principal represents and warrants to Kellstrom and Kellstrom Subsidiary that the statements contained in this Article IV are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article IV), except as set forth in the Schedules attached hereto.

         SECTION 4.041. DUE AUTHORIZATION. The Principal has full power and authority to execute and deliver this Agreement and the Other Agreements to which the Principal is a party and to perform his obligations hereunder and thereunder. The Principal has duly executed this Agreement and the Other Agreements to which the Principal is a party, and this Agreement and the Other Agreements to which the Principal is a party is, upon execution and delivery thereof by him, his legal, valid and binding obligation, enforceable against him in accordance with its terms (except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law).

         SECTION 4.042. NO CONFLICT; CONSENTS. (a) Except as set forth on
SCHEDULE 4.02, neither the Principal's execution and delivery of this Agreement and the Other Agreements to which the Principal is a party nor the consummation of the transactions contemplated hereby or thereby by him will (i) conflict with, or result in any violation of or default or loss of any material benefit under, any permit, concession, grant, franchise, law, rule or regulation, or any judgment, decree or order of any court or Regulatory Authority to which the Principal is a party; or (ii) conflict with, or result in a breach or violation of or default or loss of any material benefit under, or accelerate the performance required by, the terms of any material agreement, contract, indenture or other instrument to which the Principal is a party, or constitute a default or loss of any right thereunder or an event which, with the lapse of time or notice or both, might result in a default or loss of any right thereunder or the creation of any material Lien upon the assets of the Principal.

         (b) The execution, delivery and performance by the Principal of this Agreement, and the performance of the transactions contemplated by this Agreement, do not require the authorization, consent, approval, certification, license or order of, or any filing with, any Regulatory Authority or any other third party except for such authorizations, consents, approvals, certifications, licenses and orders that have been obtained.

         SECTION 4.043. BROKERS. The Principal has not paid or become obligated to pay any fee or commission to any broker, finder, investment banker or other intermediary in connection with the transactions contemplated by this Agreement or the Other Agreements.

                                    ARTICLE V

                        REPRESENTATIONS AND WARRANTIES OF
                       KELLSTROM AND KELLSTROM SUBSIDIARY

         Kellstrom and Kellstrom Subsidiary, jointly and severally, represent and warrant to the Company and the Principal that the statements contained in this Article V are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article V).

         SECTION 5.051. ORGANIZATION. Each of Kellstrom and Kellstrom Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite power and authority to execute, deliver and perform this Agreement and the Other Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby.

         SECTION 5.052. AUTHORITY AND NO CONFLICT. Each of Kellstrom and Kellstrom Subsidiary has the full right, power and authority to execute, deliver and carry out the terms of this Agreement and the Other Agreements to which it is party, and all documents and agreements necessary to give effect to the provisions of this Agreement and the Other Agreements, and this Agreement and the Other Agreements to which it is a party have been duly authorized, executed and delivered by each of Kellstrom and Kellstrom Subsidiary. The execution and delivery of this Agreement and the Other Agreements to which it is a party by each of Kellstrom and Kellstrom Subsidiary does not, and consummation of the transactions contemplated hereby and thereby will not, (a) conflict with, or result in any violation of or default or loss of any benefit under, any provision of Kellstrom's or Kellstrom Subsidiary's governing instruments; (b) conflict with, or result in any violation of or default or loss of any material benefit under, any permit, concession, grant, franchise, law, rule or regulation, or any judgment, decree or order of any court or Regulatory Authority to which Kellstrom or Kellstrom Subsidiary is a party; or (c) conflict with, or result in a breach or violation of or default or loss of any material benefit under, or accelerate the performance required by, the terms of any material agreement, contract, indenture or other instrument to which Kellstrom or Kellstrom Subsidiary is a party, or constitute a default or loss of any right thereunder or an event which, with the lapse of time or notice or both, might result in a default or loss of any right thereunder or the creation of any material Lien upon the assets of Kellstrom or Kellstrom Subsidiary. All action and other authorizations prerequisite to the execution of this Agreement and the Other Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been taken or obtained by Kellstrom and Kellstrom Subsidiary. This Agreement and the Other Agreements to which it is a party are valid and binding agreements of Kellstrom and Kellstrom Subsidiary enforceable against Kellstrom and Kellstrom Subsidiary in accordance with their terms (except as such enforceability may be limited by any applicable bankruptcy, insolvency or other laws affecting creditor's rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law).

         SECTION 5.053. CONSENTS. The execution, delivery and performance by Kellstrom and Kellstrom Subsidiary of this Agreement and the Other Agreements to which it is a party, and the performance of the transactions contemplated hereby and thereby, do not require the authorization, consent, approval, certification, license or order of, or any filing with, any Regulatory Authority or any other third party except for such governmental authorizations, consents, approvals, certifications, licenses and orders that have been obtained.

         SECTION 5.054. REPORTS OF KELLSTROM. Kellstrom has delivered to the Company and the Principal (a) Kellstrom's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996; (b) Kellstrom's Quarterly Reports for the fiscal quarters ended March 31, 1997, June 30, 1997 and September 30, 1997; (c) Kellstrom's Definitive Proxy Statement for the Annual Meeting held on August 28, 1997; (d) Kellstrom's Current Report on Form 8-K filed January 24, 1997, as amended on Form 8-K/A filed March 7, 1997 and on Form 8-K/A(2) filed March 31, 1997; (e) Kellstrom's Current Report on Form 8-K filed September 23, 1997 as amended on Form 8-K/A filed November 24, 1997; and (f) Kellstrom's Registration Statement on Form S-3 filed January 9, 1998, as amended (collectively, the "SEC REPORTS"). The SEC Reports, when filed with the Securities and Exchange

Commission (the "SEC"), complied as to form in all material respects with the requirements of the Securities Exchange Act of 1934, as amended. As of their respective dates, the SEC Reports did not contain an untrue statement of material fact or omit to state a material fact required to be stated therein. There have been no Forms 8-K filed by Kellstrom with the SEC since the filing of Kellstrom's Form S-3 on January 9, 1998.

         SECTION 5.055. NO MATERIAL ADVERSE EFFECT. Since the filing of Kellstrom's Amendment No. 1 to Form S-3 on February 27, 1998, there has been no material adverse change in results of operations, financial condition or Business of Kellstrom or other material adverse event with respect to Kellstrom's assets, financial condition or prospects.

         SECTION 5.056. BROKERS. Except as set forth on SCHEDULE 5.07, neither Kellstrom, Kellstrom Subsidiary nor any of their Affiliates has paid or become obligated to pay any fee or commission to any broker, finder, investment banker or other intermediary in connection with the transactions contemplated by this Agreement.

                                   ARTICLE VI

                      PRE-CLOSING COVENANTS OF THE COMPANY
                                AND THE PRINCIPAL

                   PRE-CLOSING COVENANTS OF ALL PARTIES HERETO

         SECTION 6.061. NOTICES AND CONSENTS. Each of the parties hereto, as promptly as practicable, (a) will make, or cause to be made, all filings and submissions required under laws, rules and regulations applicable to it, or to its subsidiaries and Affiliates, as may be required for it to consummate the transactions contemplated hereby; (b) will use all reasonable efforts to obtain, or cause to be obtained, all authorizations, approvals, consents and waivers from all Persons and Regulatory Authorities necessary to be obtained by it, or its subsidiaries or Affiliates, in order for it so to consummate such transactions; and (c) will use all reasonable efforts to take, or cause to be taken, all other actions necessary, proper or advisable in order for it to fulfill its obligations hereunder.

         SECTION 6.062. REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. All representations and warranties of the parties hereto set forth in this Agreement will also be true and correct as of the Closing Date as if made on that date, and the parties hereto shall immediately notify the other parties hereto if any of them becomes aware of any inaccuracy in any representation or warranty at any time after the date hereof. The parties hereto will not take, or agree to take, any action which will result in any representation or warranty being untrue or incorrect at any time from the date of this Agreement to the Closing Date.

         SECTION 6.063. ESCROW AGENT. The parties agree that, prior to the Closing, the Company may replace the Escrow Agent with an alternative escrow agent reasonably acceptable to Kellstrom so long as the escrow fees would be no higher than those which would be charged by Barnett Bank, N.A. In the event of such replacement, the term "Escrow Agent" shall mean such replacement escrow agent.

             PRE-CLOSING COVENANTS OF THE COMPANY AND THE PRINCIPAL

         SECTION 6.064. ACCESS TO PREMISES AND INFORMATION. Subject to the terms of the Confidentiality Agreement between the Company and Kellstrom (the "CONFIDENTIALITY AGREEMENT"), from and after the date hereof until the Closing, Kellstrom, Kellstrom Subsidiary and their counsel, accountants, and other representatives will continue to have, during normal business hours after reasonable notice, access to the Business and to all properties, books, accounts and records, contracts and documents of or relating to the Business. Subject to the terms of the Confidentiality Agreement, the Company will furnish or cause to be furnished to Kellstrom, Kellstrom Subsidiary and their representatives all data and information concerning the Business, finances and properties of the Company and the Business that may be requested.

         SECTION 6.065. CONDUCT OF BUSINESS IN ORDINARY COURSE. From and after the date hereof until the Closing, the Company will carry on its Business in the ordinary course and in substantially the same manner as such Business has previously been carried out, and will not make or institute any material purchase, sale, lease, management, accounting policy or operation that will vary materially from those methods used by it during the 12-month period ending on the date of this Agreement.

         Without limiting the foregoing, from the date hereof until the Closing Date, the Company will (a) not increase any compensation payable to any employees or consultants (except in the ordinary course of business); (b) not create any material obligation or Liability (absolute or contingent) except Liabilities incurred in the ordinary course of business and obligations under contracts entered in the ordinary course of business; (c) not enter into, amend or terminate any material contract, agreement, permit or lease without the prior written consent of Kellstrom other than in the ordinary course of business; (d) not amend the Certificate of Incorporation or the By-laws of the Company; (e) not enter into any commitment to borrow money or mortgage, pledge, or subject to Lien, any assets or properties except in the ordinary course of business and not exceeding $1,000,000; (f) not sell or transfer any of the Assets or cancel any debt or claim except in the ordinary course of conduct of the Business or as contemplated hereunder; (g) keep in full force and effect all insurance relating to the Business comparable in amount and scope of coverage to that now maintained; (h) perform in all material respects all its obligations under contracts, leases and documents relating to or affecting conduct of the Business, all in the same manner as heretofore performed; (i) use reasonable efforts to maintain and preserve the Assets, the Business, the good will and relationships with its present customers, officers, employees, suppliers, staff and others having a business relationship with it, and maintain all material licenses and permits requisite to the conduct of the Business; (j) not commit to capital expenditures exceeding $100,000 or purchases of Inventories exceeding $500,000, in each case in the aggregate; (k) maintain in working condition all buildings, equipment, fixtures and other property, reasonable wear and tear excepted; (l) duly and timely file all Tax and information returns with the appropriate Regulatory Authorities and promptly pay when due all Taxes, assessments, charges, penalties and interest lawfully levied assessed upon it or any of its property; (m) make no material change in its existing banking and safe deposit arrangements or grant any powers of attorney except in the ordinary course of business; (n) not distribute, spend, commit or otherwise transfer any interest in the moneys paid to the Company except in the ordinary course of business except for the Interim Tax Distribution; (o) issue or split up, or grant any option or other right to acquire, any equity interest or other interest or any other security of the Company; or (p) make any declaration, set aside for payment or other dividend or distribution on or with respect to shares of capital stock or other equity securities of the Company, or make any direct or indirect redemption, purchase or other acquisition of any interest in the Company except for the Interim Tax Distribution.

         SECTION 6.066 FURTHER EMPLOYMENT. Subject to Section 7.08 below, Kellstrom Subsidiary agrees to offer employment to all current employees of the Company from and after the Closing Date. To the extent permitted by law and Kellstrom's employee benefits plans, all employees of the Company shall be permitted to roll over all pension and profit sharing assets into the applicable employee benefits plans of Kellstrom or Kellstrom Subsidiary.

         SECTION 6.067. NAME CHANGE. At the Closing, the Company will change its name to a name that is not confusingly similar to its current name.

         SECTION 6.068. FURTHER AUTHORIZATION. The Company will take, or cause to be taken, such further actions as may be necessary or appropriate to authorize the execution, delivery and performance of this Agreement by it.

         SECTION 6.069. SCHEDULES. The Company and Principal acknowledge that this Agreement was executed by Kellstrom and Kellstrom Subsidiary prior to delivery of any of the Schedules referred to in this Agreement. Within three Business Days of the execution of this Agreement, the Company and the Principal shall deliver to Kellstrom a full and complete set of Schedules to this Agreement which shall be satisfactory to Kellstrom and Kellstrom Subsidiary in all respects.

                                   ARTICLE VII

                             POST-CLOSING COVENANTS

                  POST-CLOSING COVENANTS OF ALL PARTIES HERETO

         SECTION 7.071. GENERAL. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement and the Other Agreements, each of the parties hereto will take such further action (including the execution and delivery of such further instruments and documents) as any other party hereto reasonably may request. The Principal acknowledges and agrees that from and after the Closing Kellstrom Subsidiary will be entitled to possession of all documents, books, records, agreements, and financial data of any sort relating to the Company except for the Excluded Assets.

         SECTION 7.072. MAINTENANCE OF AGREEMENTS. Kellstrom and Kellstrom Subsidiary agree (a) to keep all material documents, books, records, agreements and financial data included as part of the Assets for at least 3 years after the Closing Date, (b) to make available to the Principal such documents, books, records, agreements, and financial data for review at such times during normal business hours, upon reasonable notice, as the Principal may reasonably request, for the purpose of responding to or defending against claims (or asserting counterclaims) or dealing with tax matters or governmental or regulatory inquiries or investigations and to permit the Principal to make copies of any of such documents, books, records, agreements and financial data (at the Principal's expense) as may be reasonably necessary for any such purpose, and
(c) to give the Principal at least 30 days notice prior to discarding or destroying any of such documents, books, records, agreements, and financial data, and to permit the Principal to take delivery of such items that were proposed to be discarded, if the Principal gives Kellstrom Subsidiary notice within such 30 day period that the Principal desires to take possession of any of the documents, books, records, agreements and financial data that are proposed to be discarded or destroyed.

         (a) COOPERATION ON TAX MATTERS.

                  (i) Kellstrom, Kellstrom Subsidiary, the Company and the Principal shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

                  (ii) Kellstrom, Kellstrom Subsidiary and the Principal further agree, upon request, to use their reasonable best efforts to obtain any certificate or other document from any Regulatory Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

         (b) ALLOCATION OF PURCHASE PRICE. Kellstrom, in its sole discretion, shall determine an allocation of the Purchase Price in its entirety among the Assets and the non-competition provisions of Section 7.09 hereof as required by
Section 1060 of the Code and Treasury Regulations promulgated thereunder. It is understood and agreed by the parties that (x) $5 million of the Purchase Price will be allocated to goodwill and (y) any Additional Payments made under Section
2.03 are to be allocated to goodwill, in each case under United States generally accepted accounting principles. The Company, the Principal and Kellstrom or Kellstrom Subsidiary shall file all required information and tax returns (and any amendments thereto) in a manner consistent with such allocation and comply with the applicable information reporting requirements of Section 1060 of the Code and Treasury Regulations promulgated thereunder. If, contrary to the intent of the parties hereto as expressed in this Section 7.02, any taxing authority makes or proposes an allocation different from that agreed upon pursuant to this
Section 7.02, the Company and Kellstrom or Kellstrom Subsidiary shall cooperate with each other in good faith to contest such taxing authority's allocation (or proposed allocation), PROVIDED, HOWEVER, that, after consultation with the party adversely affected by such allocation (or proposed allocation), another party hereto may file such protective claims or returns as may reasonably be acquired to protect its interests.

         (c) CERTAIN TAXES. All transfer (including, without limitation, any real estate transfer taxes), documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the transactions contemplated hereby, shall be paid by the Company when due, and the Company will, at its expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, and the Company will, and will cause its Affiliates to, join in the execution of any such Tax Returns and other documentation.

         SECTION 7.073. KELLSTROM SUBSIDIARY TO ACT AS AGENT FOR THE COMPANY. This Agreement shall not constitute an agreement to assign any contract right included among the Assets if any attempted assignment of the same without the consent of the other party thereto would constitute a breach thereof or in any way adversely affect the rights of the Company thereunder. If such consent is not obtained or if any attempted assignment would be ineffective or would adversely affect the Company's rights thereunder so that Kellstrom Subsidiary would not in fact receive all such rights, then Kellstrom Subsidiary shall act as the agent for the Company in order to obtain for Kellstrom Subsidiary the benefits thereunder and to assume the liabilities thereunder. Nothing herein shall be deemed to make Kellstrom Subsidiary the Company's agent in respect of the Excluded Assets.

         SECTION 7.074. DELIVERY OF PROPERTY RECEIVED BY THE COMPANY OR KELLSTROM SUBSIDIARY AFTER CLOSING. From and after the Closing, Kellstrom Subsidiary shall have the right and authority to collect, for the account of Kellstrom Subsidiary, all assets which shall be transferred or are intended to be transferred to Kellstrom Subsidiary as part of the Assets as provided in this Agreement, and to endorse with the name of the Company (without recourse or warranty except to the extent set forth herein) any checks or drafts received on account of any such assets. The Company agrees that it will transfer or deliver to Kellstrom Subsidiary promptly after the receipt thereof, any cash or other property which the Company receives after the Closing Date in respect of any assets transferred or intended to be transferred to Kellstrom Subsidiary as part of the Assets under this Agreement. In addition, Kellstrom Subsidiary agrees that it will transfer or deliver to the Company, promptly after receipt thereof, any cash or other property which Kellstrom Subsidiary receives after the Closing Date in respect of any assets not transferred or intended to be transferred to Kellstrom Subsidiary as part of the Assets under this Agreement.

         SECTION 7.075. KELLSTROM SUBSIDIARY APPOINTED ATTORNEY FOR THE COMPANY. The Company, effective at the Closing Date, hereby constitutes and appoints Kellstrom Subsidiary, and its successors and assigns, the true and lawful attorney of the Company, in the name of Kellstrom Subsidiary or the Company (as Kellstrom Subsidiary shall determine in its sole discretion) but for the benefit of Kellstrom Subsidiary: (a) to institute and prosecute all proceedings which Kellstrom Subsidiary may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Assets as provided for in this Agreement; (b) to defend or compromise any and all actions, suits or proceedings in respect of any of the Assets, and to do all such acts and things in relation thereto as Kellstrom Subsidiary shall deem advisable; and (c) to take all action which Kellstrom Subsidiary, its successors or assigns may reasonably deem proper in order to provide for Kellstrom Subsidiary, its successors or assigns, the benefits under any of the Assets where any required consent of another party to the sale or assignment thereof to Kellstrom Subsidiary pursuant to this Agreement shall not have been obtained. The Company acknowledges that the foregoing powers are coupled with an interest and shall be irrevocable. Kellstrom Subsidiary shall be entitled to retain for its own account any amounts collected pursuant to the foregoing powers, including any amounts payable as interest in respect thereof. Kellstrom Subsidiary agrees to act in good faith in seeking to collect, assert or enforce any claim against any third party in accordance with this Section 7.05. Notwithstanding the foregoing, the power of attorney set forth in this Section 7.05 shall not apply in the event that the Company or the Principal has an indemnification obligation under Article X and is complying with such obligation.

         SECTION 7.076. PAYMENT OF LIABILITIES. Following the Closing Date each of Kellstrom Subsidiary and the Company agrees to discharge in accordance with their terms the Assumed Liabilities and the Excluded Liabilities, respectively.

         SECTION 7.077. SUBSEQUENT LIABILITY. If, subsequent to the Closing Date, any liability for Taxes measured by the income of the Company relating to the Assets or the conduct of the Business is imposed on Kellstrom or Kellstrom Subsidiary with respect to any period prior to and through the Closing Date which has not otherwise been assumed by Kellstrom or Kellstrom Subsidiary pursuant to this Agreement, then the Company and the Principal, jointly and severally, shall indemnify and hold Kellstrom and Kellstrom Subsidiary harmless, from and against, and shall pay, the full amount of such Tax liability, including any interest, additions to tax and penalties thereon, together with interest on such additions to tax or penalties (as well as reasonable attorneys' or other fees and disbursements of Kellstrom and Kellstrom Subsidiary incurred in determination thereof or in connection therewith), or the Company and the Principal shall, at their sole expense and in their reasonable discretion, either settle any Tax claim that may be the subject of indemnification under this Section 7.07 at such time and on such terms as they shall deem appropriate or assume the entire defense thereof, PROVIDED, HOWEVER, that the Company and the Principal shall not in any event take any position in such settlement or defense that subjects Kellstrom or Kellstrom Subsidiary to any civil fraud or any civil or criminal penalty. Notwithstanding the foregoing, neither the Company nor the Principal shall consent, without the prior written consent of Kellstrom Subsidiary, which prior written consent shall not be unreasonably withheld, delayed or conditioned, to any change in the treatment of any item which would adversely affect the tax liability of Kellstrom or Kellstrom Subsidiary for a period subsequent to the Closing Date.

         SECTION 7.078. EMPLOYEE MATTERS.

         (a) The Company acknowledges that it has no information that Kellstrom Subsidiary would not qualify for successor status under Internal Revenue Service Revenue Procedure 96-60. Pursuant to that pronouncement, the parties agree Kellstrom Subsidiary will file (with the federal government and the state, where appropriate) a single W-2 for the 1998 taxable year for each employee of the Company who becomes an employee of Kellstrom Subsidiary, reporting the wages paid by both Kellstrom Subsidiary and the Company to any such employee. The Company will provide Kellstrom Subsidiary any information not available to Kellstrom Subsidiary relating to periods ending on or prior to the Closing Date necessary for Kellstrom Subsidiary to prepare and distribute Forms W-2 for the year ending December 31, 1998 to any such employees. In addition, both parties will file Forms 941 for the quarter during which the sale takes place, reflecting the wages and deposits made during its period of ownership.

         (b) No term of this Agreement shall be deemed to create any contract between Kellstrom or Kellstrom Subsidiary and any current employee of the

Company which gives the employee the right to be retained in the employment of Kellstrom Subsidiary or any related employer, or to interfere with Kellstrom Subsidiary's right to terminate employment of any employee at any time or to change its policies regarding salaries, benefits and other employment matters at any time or from time to time. The representations, warranties, covenants and agreements contained herein are for the sole benefit of the parties hereto, and employees are not intended to be and shall not be construed as beneficiaries hereof.

         (c) Neither Kellstrom nor Kellstrom Subsidiary shall assume the sponsorship of, or the responsibility for contributions to, or any liability in connection with, any Employee Plan. Without limiting the foregoing, the Company shall be liable for any continuation coverage (including any penalties, excise taxes or interest resulting from the failure to provide continuation coverage) required by Section 4980B of the Code due to qualifying events that occur on or before the Closing Date, and the Company shall otherwise retain all obligations and liabilities under the Employee Plans.

         (d) With respect to any employee of the Company hired by Kellstrom or Kellstrom Subsidiary, the Company shall retain and shall defend, indemnify and hold Kellstrom and Kellstrom Subsidiary harmless from and against (i) all liabilities and obligations arising under any group life, accident, medical, dental or disability plan (whether or not insured) to the extent that such liability or obligation relates to claims or expenses incurred (whether or not then reported) on or prior to the Closing Date, (ii) all liabilities and obligations arising under any worker's compensation arrangement to the extent such liability or obligation arises out of an illness or injury that originated prior to the Closing Date, including liability for any retroactive worker's compensation premiums attributable to such period, and (iii) all other liabilities and obligations arising under or in connection the Employee Plans to the extent any such liability or obligation relates to services performed or events occurring during any period on or prior to the Closing Date.

         (e) No provision of this Agreement shall create any third party beneficiary or other rights in any employee or former employee (including any beneficiary or dependent thereof) of the Company in respect of employment with Kellstrom or Kellstrom Subsidiary or in respect of any benefits that may be provided, directly or indirectly, under any employee benefit plan, contract, policy or arrangement which may be established by Kellstrom or Kellstrom Subsidiary. No provision of this Agreement shall constitute a limitation on rights to amend, modify or terminate after the Closing Date any such plans, contracts, policies or arrangements of Kellstrom or Kellstrom Subsidiary.

             POST-CLOSING COVENANTS OF THE COMPANY AND THE PRINCIPAL

         SECTION 7.079. NON-COMPETITION. Each of the Company and the Principal agrees that neither of them nor any of their Affiliates will, for a period of five (5) years from the Closing Date, in the United States or elsewhere in the world directly or indirectly (a) own, invest in, assist in the development of, or have any management role in, any firm, corporation, business or other organization or enterprise engaged, directly or indirectly, in the purchasing, refurbishing, manufacturing, marketing or distribution of jet, turbo prop or other aircraft engines or jet, turbo prop or other aircraft engine parts, or any other aircraft part, without prior written consent of Kellstrom, (b) solicit for employment any employee of Kellstrom or Kellstrom Subsidiary or any of their Affiliates, or (c) interfere with, disrupt or attempt to disrupt the relationship between Kellstrom or Kellstrom Subsidiary or any of their Affiliates, on the one hand, and any of their respective employees, customers or suppliers, on the other hand. Nothing herein contained, however, shall restrict the Company or the Principal from:

         (x) making any investments in any company (but without otherwise participating in the activities of such company) whose stock is listed on a national securities exchange or actively traded in the over-the-counter market, as long as such investment does not give him the right to control or influence the policy decisions of any such business or enterprise which is or might be directly or indirectly in competition with any of such business operations or activities of Kellstrom or Kellstrom Subsidiary and does not involve the record or beneficial ownership of more than 2% of the equity interests in such business or enterprise;

         (y) owning the FSI Stock and serving as a director or as an officer of FSI so long as the Principal's acting as a shareholder, director or officer of FSI do not, together with any activities under clause (z) below, materially interfere with the Principal's duties and obligations under the Employment Agreement, and the Principal shall not invest in any Debt Financing or any Equity or Equity Equivalent Securities of FSI other than his investment in the FSI Stock, without the prior written consent of Kellstrom; and

         (z) owning an equity interest (without otherwise being materially involved so long as such non-material involvement, together with any activities under clause (y) above, does not materially interfere with the Principal's duties and obligations under the Employment Agreement) in any entity which owns rights to the so-called "AirFoil Recast" technology so long as such entity is not utilizing the AirFoil Recast technology in connection with the refurbishing or repair of jet, turbo prop or other aircraft engines or jet, turbo prop or other aircraft engine parts, or any other aircraft parts.

         Termination of the Employment Agreement, or the non-competition provisions contained therein, shall in no way affect or diminish the obligations of the Principal pursuant to this Section 7.09. Notwithstanding the foregoing or anything else in this Agreement to the contrary, (a) in the event that it is finally determined under the procedures set forth in Section 2.03, or agreed to by Kellstrom that Kellstrom is required to pay the Company Additional Payments and Kellstrom is in default of such payments or (b) the Principal leaves the employ of Kellstrom for good reason (as defined in Section 5(d) of the Employment Agreement), the non-competition provisions contained herein shall terminate.

         If any court determines that any of the restrictive covenants set forth in this Section 7.09, or any part of such covenants, is unenforceable because of the duration of such provision or the area covered thereby, such court shall have the power to reduce the duration or area of such provision and, in its reduced form, such provision shall then be enforceable and shall be enforced.

         SECTION 7.10. OPTION TO PURCHASE STOCK OF FSI.

         (a) In consideration of Kellstrom Subsidiary assuming the Consulting Agreement, dated April 1, 1997, between the Company and Wayne C. Blake as part of the Assigned Contracts, effective as of the Closing Date, the Principal hereby grants to Kellstrom (or any subsidiary of Kellstrom) the right, subject to the terms and conditions set forth below, to purchase 2,458 shares (the "FSI Stock") of common stock, no par value, of FSI, representing 49% of the outstanding capital stock of FSI. The option shall be exercisable at any time by Kellstrom or any subsidiary of Kellstrom until the third anniversary of the Closing Date by delivering written notice thereof to the Principal. The closing of the purchase of the FSI Stock shall be subject to the right of first refusal of FSI with respect to the FSI Stock set forth in Section 4 of the FSI Stockholders Agreement and shall take place three Business Days following the FSI Offer Termination Date (such date, the "Option Closing Date"). The aggregate purchase price for the FSI Stock shall be five million dollars ($5,000,000) payable one million dollars ($1,000,000) in cash on the Option Closing Date and one million dollars ($1,000,000) in cash on each of the four yearly anniversaries following the Option Closing Date. In addition, the Principal hereby assigns to Kellstrom or Kellstrom Subsidiary all compensation which may be paid to the Principal, during the term of the option granted under this
Section 7.10, under his employment agreement with FSI, dated as of April 1, 1997.

         (b) In the event that the outstanding shares of common stock, no par value, of FSI, are changed into or exchanged for a different number or kind of shares or other securities of FSI or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, or dividends payable in capital stock, appropriate adjustment shall be made in the number and kind of shares as to which this option shall be exercisable, to the end that the proportionate interest of Kellstrom shall be maintained as before the occurrence of such event; such adjustment in the option shall be made without change in the total price applicable to the option and with a corresponding adjustment in the exercise price per share. In addition, in the event that FSI distributes dividends in the form of cash or other property during the term of the option granted hereunder, and Kellstrom subsequently exercises the option and purchases the FSI Stock the Principal shall deliver to Kellstrom on the Option Closing Date an amount equal to the sum of (i) the cash distributed to the Principal plus (ii) the fair market value of the property distributed to the Principal, in each case plus interest accrued from the date of distribution at the fixed rate of six percent (6%) per annum. The fair market value of property received shall be determined by an investment banker agreed to by Kellstrom and the Principal with no past or current affiliation with Kellstrom, the Principal or any of their respective affiliates.

         (c) The Principal shall provide Kellstrom with all financial, operating and other data relating to FSI, whether received by the Principal in his capacity as a shareholder or director of FSI, or otherwise, promptly upon receipt thereof by the Principal and shall use reasonable efforts to obtain such other information as shall be reasonably requested from time to time by Kellstrom.

         (d) Principal, as a stockholder of FSI, shall not agree to any (i) amendments to the FSI Stockholders' Agreement, the certificate of incorporation or the by-laws of FSI or (ii) any other matter requiring the consent of the Principal as a stockholder of FSI without the prior written consent of Kellstrom which may withheld in Kellstrom's sole discretion. In addition, neither the Principal nor his replacement designee on the board of directors of FSI will approve the incurrence of indebtedness for borrowed money ("Debt Financing") by FSI or the issuance of any equity securities or any, options, warrants, convertible securities, call, rights, commitments or agreements of any character which may obligate FSI to issue equity securities (collectively, "Equity or Equity Equivalent Securities") unless Kellstrom has been previously granted the right of first refusal to provide such Debt Financing or to purchase such Equity or Equity Equivalent Securities on no less favorable terms and Kellstrom has declined such opportunity following a period of thirty (30) days from receiving written notice of the proposed terms of the Debt Financing or Equity or Equity Equivalent Securities. Notwithstanding the foregoing, neither the Principal nor the Principals replacement designee, if applicable, shall be obligated to cause FSI to grant Kellstrom the right of first refusal described in the previous sentence if Principal or such designee receives an opinion of his counsel to the effect that causing FSI to grant such right of first refusal would constitute a breach of Principal's or such designee's fiduciary obligations as a director of FSI.

         (e) Except as set forth on SCHEDULE 7.10, the Principal has full right, power and authority to sell, transfer, assign and deliver the FSI Stock. There are no outstanding and, as long as the option is outstanding, Principal will not grant, any options, warrants, convertible securities, calls, rights, commitments, or agreements or instruments or understandings of any character obligating him to deliver or sell, or cause to be delivered or sold, contingently or otherwise, any shares of the FSI Stock or any securities or obligations convertible into or exchangeable for such shares. As of the Option Closing Date, the Principal will deliver to Kellstrom or any subsidiary of Kellstrom good and marketable title to the FSI Stock, free and clear of all Liens.

         (f) In the event that FSI exercises its right of first refusal with respect to the FSI Stock and purchases the FSI Stock, Principal will not subsequently acquire any equity interest, or any options, warrants or other rights to acquire any Equity or Equity Equivalent Securities of FSI, for a period of five years from the date of such purchase.

         (g) The Principal represents that the FSI Stock represents 49% of the outstanding capital stock of FSI. The foregoing representation is based on the representations and warranties provided to the Principal under the Stock Purchase Agreement dated as of April 1, 1997, by and among FSI, Rose M. Blake, Wayne C. Blake and the Principal. In the event that the FSI Stock represents less than 49% of the outstanding capital stock of FSI, the Principal shall diligently pursue the rights and remedies available to the Principal under such agreement to ensure that the FSI Stock represents at least 49% of the outstanding capital stock of FSI. There are no outstanding options, warrants, convertible securities, calls rights, commitments, or agreements or instruments or understandings of any character outstanding obligating FSI to issue and sell shares of capital stock.

                       POST-CLOSING COVENANTS OF KELLSTROM

         SECTION 7.11. RELOCATION. The Principal acknowledges that Kellstrom may relocate the Business following the Closing. Kellstrom and Kellstrom Subsidiary agree that the Business will not be relocated for a period of six months following the Closing Date. Kellstrom and Kellstrom Subsidiary further agree that if the Company's operations are subsequently moved from New Jersey they will provide the Principal during the term of the Employment Agreement (including any renewals thereof) with a New Jersey office and support personnel commensurate with his operational needs.

         SECTION 7.12. EARN-OUTS. Subject in all instances to Kellstrom's good faith business judgment, Kellstrom will act in good faith to operate the RR-JT8 Division in a manner conducive to enabling the Principal to meet the Target Amounts set forth in the Additional Payments Schedule, including the commitment of a reasonable amount of personnel and financial resources to the RR-JT8 Division.

                                  ARTICLE VIII

                CONDITIONS PRECEDENT TO KELLSTROM'S AND KELLSTROM
                            SUBSIDIARY'S PERFORMANCE.

         The obligations of Kellstrom and Kellstrom Subsidiary under this Agreement are subject to the satisfaction, at or before the Closing, of all the conditions set out below. Kellstrom and Kellstrom Subsidiary may waive any or all of these conditions in whole or in part without prior notice; PROVIDED, HOWEVER, that no such waiver of a condition shall constitute a waiver by Kellstrom or Kellstrom Subsidiary of any of their other rights or remedies, at law or in equity, if the Company or the Principal is in default of any of the representations, warranties or covenants contained in this Agreement, except to the extent that such defaults are expressly waived.

         SECTION 8.081. ACCURACY OF REPRESENTATIONS AND WARRANTIES. All representations and warranties by the Company and the Principal in this Agreement or in the Other Agreements or in any written statement that is delivered to Kellstrom pursuant to this Agreement will be true and accurate on and as of the Closing Date as though made on that date.

         SECTION 8.082. PERFORMANCE. The Company and the Principal will have performed, satisfied and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them on or before the Closing Date.

         SECTION 8.083. NO MATERIAL ADVERSE EFFECT. There shall have been no Material Adverse Event or event having a Material Adverse Effect with respect to the Company.

         SECTION 8.084. CERTIFICATION BY THE COMPANY. Kellstrom will have a received certificate, dated the Closing Date, signed by the president or vice president and secretary or assistant secretary of the Company, certifying, in such detail as Kellstrom and its counsel may reasonably request, that the conditions specified in Sections 8.01 through 8.03 and 8.06 and 8.07 hereof have been fulfilled, including, but not limited to, certified copies of all resolutions of the Company pertaining to the authorization of the execution, delivery and performance of this Agreement.

         SECTION 8.085. CERTIFICATION BY THE PRINCIPAL. Kellstrom will have received certificates, dated the Closing Date, signed by the Principal certifying, in such detail as Kellstrom and its counsel may reasonably request, that the conditions specified in Sections 8.01 through 8.03 and 8.06 and 8.07 hereof have been fulfilled.

         SECTION 8.086. ABSENCE OF LITIGATION. No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transactions contemplated by this Agreement or to their consummation, will have been instituted and served or threatened against the Company, the Principal, any Affiliate of any of the foregoing or the Assets on or before the Closing Date.

         SECTION 8.087. GOVERNMENT AUTHORIZATION. All agreements and consents necessary to permit the consummation of the transactions contemplated by this Agreement, including without limitation any waivers or approvals necessary to satisfy the requirements of HSR, shall have been obtained by the Company and the Principal, and no Federal, state or other authority having jurisdiction over the transactions contemplated hereby shall have taken any action to enjoin or prevent the consummation of such transactions.

         SECTION 8.088. OPINION OF THE COMPANY'S COUNSEL. Kellstrom shall have received from counsel to the Company and the Principal its favorable opinion, dated the Closing Date, in a form reasonably acceptable to counsel for Kellstrom.

         SECTION 8.089. NAME CHANGE. The Company shall have changed its name to a name that is not confusingly similar to its current name.

         SECTION 8.10. AGREEMENTS. At the Closing Date:

         (a) the Employment Agreement shall have been executed and delivered by the Principal; and

         (b) the Escrow Agreement shall have been executed and delivered by the Company and the Escrow Agent.

         SECTION 8.11. ALLOCATION TO GOODWILL. KPMG Peat Marwick LLP, independent auditors of Kellstrom, shall have agreed that the allocation of $5 million of the Purchase Price to goodwill is in accordance with United States generally accepted accounting principles.

                                   ARTICLE IX

                      CONDITIONS PRECEDENT TO THE COMPANY'S
                        AND THE PRINCIPAL'S PERFORMANCE.

         The obligations of the Company and the Principal under this Agreement are subject to the satisfaction, at or before the Closing, of all the following conditions. The Company and the Principal may waive any or all of these conditions in whole or in part without prior notice; PROVIDED, HOWEVER, that no such waiver of a condition shall constitute a waiver of any of the Company's other rights or remedies, at law or in equity, if Kellstrom or Kellstrom Subsidiary is in default of any of the representations, warranties or covenants contained in this Agreement, except to the extent that such defaults are expressly waived.

         SECTION 9.091. ACCURACY OF KELLSTROM'S AND KELLSTROM SUBSIDIARY'S REPRESENTATIONS AND WARRANTIES. All representations and warranties by Kellstrom and Kellstrom Subsidiary contained in this Agreement or in any written statement delivered by Kellstrom under this Agreement will be true and accurate on and as of the Closing Date as though such representations and warranties were made on and as of that date.

         SECTION 9.092. PERFORMANCE. Kellstrom and Kellstrom Subsidiary will have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by them on or before the Closing Date.

         SECTION 9.093. NO MATERIAL ADVERSE EFFECT. There shall have been no Material Adverse Event or event having a Material Adverse Effect with respect to Kellstrom.

         SECTION 9.094. CERTIFICATES. The Company and the Principal will have received certificates, dated the Closing Date, signed by the president or vice president and secretary or assistant secretary of Kellstrom, certifying, in such detail as the Company and its counsel may reasonably request, that the conditions specified in Sections 9.01 through 9.03 and 9.05 through 9.07 hereof have been fulfilled, including, but not limited to, certified copies of all resolutions of Kellstrom and Kellstrom Subsidiary pertaining to corporate authorization of the execution, delivery and performance of this Agreement.

         SECTION 9.095. ABSENCE OF LITIGATION. No action, suit, or proceeding before any court or any governmental body or authority pertaining to the transactions contemplated by this Agreement or to their consummation, will have been instituted and served or threatened in writing on or before the Closing Date.

         SECTION 9.096. GOVERNMENT AUTHORIZATION. All agreements and consents necessary to permit the consummation of the transactions contemplated by this Agreement shall have been obtained by Kellstrom and Kellstrom Subsidiary and delivered to the Company, and no Federal, state or other authority having jurisdiction over the transactions contemplated hereby shall have taken any action to enjoin or prevent the consummation of such transactions.

         SECTION 9.097. CONSENTS. Consents (if any) in form and substance reasonably satisfactory to the Company, the Principal and their counsel, to the consummation by Kellstrom and Kellstrom Subsidiary of the transactions contemplated hereby shall have been obtained.

         SECTION 9.098. PAYMENT. Kellstrom Subsidiary shall have delivered the consideration required to be delivered at the Closing as set forth in Section 2.03.

         SECTION 9.099. OPINION OF KELLSTROM'S COUNSEL. The Company and the Principal shall have received from counsel to Kellstrom its favorable opinion dated as of the Closing Date in a form reasonably acceptable to counsel for the Company.

         SECTION 9.10. AGREEMENTS. At the Closing Date:

         (a) the Employment Agreement shall have been executed and delivered by Kellstrom and Kellstrom Subsidiary; and

         (b) the Escrow Agreement shall have been executed and delivered by Kellstrom Subsidiary and the Escrow Agent.

         SECTION 9.11. ALLOCATION TO GOODWILL. KPMG Peat Marwick LLP, independent auditors of Kellstrom shall have agreed that the allocation of $5 million of the Purchase Price to goodwill is in accordance with United States generally accepted accounting principles.

                                    ARTICLE X

                                 INDEMNIFICATION

         SECTION 10.101. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties contained in this Agreement shall survive the Closing hereunder and continue in full force and effect for a period of twenty-four (24) months, regardless of any investigation made by Kellstrom, Kellstrom Subsidiary, the Company or the Principal or on their behalf; PROVIDED, HOWEVER, that the representations and warranties contained in Sections 3.10,
3.12 and 3.17, relating to Taxes, environmental matters and ERISA, respectively, shall survive and remain in full force and effect for the periods equal to the applicable statutes of limitation relating thereto.

         SECTION 10.102. INDEMNIFICATION PROVISIONS FOR BENEFIT OF KELLSTROM AND KELLSTROM SUBSIDIARY. In the event the Company or the Principal breaches (or in the event any third party alleges facts that, if true, would mean the Company, or the Principal has breached) any of their representations, warranties, agreements and covenants contained herein, then the Company and the Principal, jointly and severally (and severally as to Article IV) agree to indemnify Kellstrom and Kellstrom Subsidiary from and against all damages, costs, liabilities, losses and expenses, including reasonable attorneys' fees and expenses, which Kellstrom or Kellstrom Subsidiary may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of or caused by the breach (or the alleged breach). Notwithstanding anything contained herein to the contrary, (i) Kellstrom and Kellstrom Subsidiary shall not seek indemnification from the Company or the Principal relating to a products liability claim to the extent (and only to the extent) that Kellstrom and Kellstrom Subsidiary are entitled to coverage (following any deductible) under a product liability insurance policy, if any, maintained by either of them, it being understood and agreed that neither Kellstrom nor Kellstrom Subsidiary shall be under any obligation whatsoever to maintain any such product liability insurance policy and (ii) Kellstrom and Kellstrom Subsidiary shall not have the right to be indemnified against damages, costs, liabilities and expenses that result from, arise out of, relate to, or are in the nature of or caused by an action or inaction of Kellstrom or Kellstrom Subsidiary that occurs or continues after the Effective Date, even if Kellstrom and Kellstrom Subsidiary are entitled hereunder to be indemnified for damages, costs, liabilities and expenses arising out of similar or equivalent action or inaction of the Company or the Principal with respect to a time prior to the Effective date.

         SECTION 10.103. INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE COMPANY AND THE PRINCIPAL. In the event Kellstrom or Kellstrom Subsidiary breaches (or in the event any third party alleges facts that, if true, would mean Kellstrom or Kellstrom Subsidiary has breached) any of its representations, warranties, agreements and covenants contained herein, then Kellstrom and Kellstrom Subsidiary, jointly and severally, agree to indemnify the Company and the Principal from and against the entirety of all damages, costs, liabilities, losses and expenses, including reasonable attorneys' fees and expenses, which the Company or the Principal may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of or caused by the breach (or the alleged breach).

         SECTION 10.104. MATTERS INVOLVING THIRD PARTIES. (a) If any third party shall notify any party (the "INDEMNIFIED PARTY") with respect to any matter (a "THIRD PARTY CLAIM") which may give rise to a claim for indemnification against any other party hereto (the "INDEMNIFYING PARTY") under this Article X, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; PROVIDED, HOWEVER, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

         (b) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified party in writing within fifteen (15) days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party assume the defense of the Third Party Claim, (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder and (iii) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

         (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 10.04(b) above, (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld, delayed or conditioned unreasonably), and (iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld, delayed or conditioned unreasonably); PROVIDED, HOWEVER, that (x) the

Indemnified Party shall have the right to employ its counsel in any action and the fees and expenses of such counsel shall be at the expense of the Indemnifying Party in the event that the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Indemnified Party and the Indemnifying Party in the conduct of such defense of such action (in which case the Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnified Party) and (y) in the event that the Indemnified Party withholds consent to the entry of any judgment or entering into of any settlement requiring in either case only the payment of money damages and the Third Party Claim subsequently results in the entry of a judgment or the entering into of a settlement requiring the payment of a greater amount of money damages, then the Indemnifying Party shall not be responsible for the payment of such excess.

         (d) In the event any of the conditions in Section 10.04(b) above is or becomes unsatisfied, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (ii) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (iii) the Indemnifying Party will remain responsible for all damages, costs, liabilities, losses and expenses, including reasonable attorneys' fees and expenses, which the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Article X.

         SECTION 10.105. LIMITATIONS ON INDEMNITY AND LIABILITY. Neither Kellstrom nor Kellstrom Subsidiary shall be entitled to (i) make any claim for indemnity under this Article X for the Company's or the Principal's breaches of representations and warranties or (ii) make any claim against any of the Company or the Principal under this Agreement for any reason, until such time as all damages on account thereof total two hundred thousand dollars ($200,000) at which time and thereafter Kellstrom and Kellstrom Subsidiary shall be entitled to recover all such damages. The maximum amount that may be claimed against the Company and the Principal shall be in an amount equal to the Purchase Price actually received by the Company and the Principal. Notwithstanding the foregoing, indemnification for a breach of the representation set forth in
Section 3.28 shall not be subject to the limitations set forth in this Section 10.05.

         SECTION 10.106. OTHER INDEMNIFICATION PROVISIONS. The foregoing indemnification provisions are in addition to, and not in derogation of, any equitable remedy any party hereto may have for breach of representation, warranty or covenant. The Principal hereby agrees that he will not make any claim for indemnification against the Company by reason of the fact that he was a stockholder, director, officer, employee or agent of any such entity or was serving at the request of any such entity as a partner, trustee, director, officer, employee or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement or otherwise) with respect to any action, suit, proceeding, complaint, claim or demand brought by Kellstrom or Kellstrom Subsidiary against the Principal (whether such action, suit, proceeding, complaint, claim or demand is pursuant to this Agreement, applicable law or otherwise).

                                   ARTICLE XI

                                   TERMINATION

         SECTION 11.111. TERMINATION OF AGREEMENT. Certain of the parties may terminate this Agreement as provided below:

         (a) Kellstrom and the Principal may terminate this Agreement by mutual written consent at any time prior to the Closing;

         (b) Kellstrom may terminate this Agreement by giving written notice to the Principal (i) at any time prior to the Closing (A) in the event the Company or the Principal has breached any representation, warranty or covenant contained in this Agreement and such breach has not been cured within five (5) Business Days of receiving notice of such breach or (B) if the Closing shall not have occurred on or before the date three Business Days following the receipt of HSR clearance and in no event later than June 30, 1998, by reason of the failure of any condition precedent under Article VIII hereof (unless the failure results primarily from Kellstrom itself breaching any representation, warranty or covenant contained in this Agreement) and (ii) within fourteen (14) days following the execution and delivery of this Agreement if Kellstrom or Kellstrom Subsidiary is not satisfied with the results of its continuing legal due diligence regarding the Company and the Business or the Schedules delivered by the Company and the Principal pursuant to Section 6.09; and

         (c) the Company and the Principal may terminate this Agreement by giving written notice to Kellstrom at any time prior to the Closing (i) in the event Kellstrom has breached any representation, warranty or covenant contained in this Agreement and such breach has not been cured within five (5) Business Days of receiving notice of such breach or (ii) if the Closing shall not have occurred on or before the date three Business Days following the receipt of HSR clearance and in no event later than June 30, 1998, by reason of the failure of any condition precedent under Article IX hereof (unless the failure results primarily from any of the Company or the Principal themselves breaching any representation, warranty or covenant contained in this Agreement).

         SECTION 11.112. EFFECT OF TERMINATION. If any party terminates this Agreement pursuant to SECTION 11.01 above, all rights and obligations of the parties hereunder shall terminate without any Liability of any party hereto to any other party hereto (except for any Liability of any party then in breach, it being understood that the parties not in breach shall be entitled in such case to any statutory, equitable or common law remedy available under applicable law; provided, however, that the Company and the Principal shall not be deemed to be in breach solely as a result of Kellstrom terminating this Agreement pursuant to Section 11.01(b)(ii) if the Company and the Principal are not otherwise in breach).

                                   ARTICLE XII

                                  MISCELLANEOUS

         SECTION 12.121. EFFECT OF DUE DILIGENCE. No investigation by or on behalf of Kellstrom or Kellstrom Subsidiary into the Business, operations, prospects, assets or condition (financial or otherwise) of the Company shall diminish in any way the effect of any representations or warranties made by Principal or the Company in this Agreement or shall relieve Principal or the Company of any of their obligations under this Agreement.

         SECTION 12.122. PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. Neither the Company nor the Principal shall issue any press release or make any public announcement relating to the subject matter of this Agreement. Kellstrom will consult with the Company prior to issuing a press release with respect to the Acquisition, provided that Kellstrom may make any public disclosure it believes in good faith is required by applicable law.

         SECTION 12.123. NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns.

         SECTION 12.124. ENTIRE AGREEMENT. This Agreement and the Other Agreements constitute the entire agreement among the parties hereto and supersedes any prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they related in any way to the subject matter hereof and thereof.

         SECTION 12.125. SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of Kellstrom and the Principal; PROVIDED, HOWEVER, that (a) Kellstrom may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases Kellstrom nonetheless shall remain responsible for the performance of all of its obligations hereunder) and (b) the

Company may assign its right to receive any or all of the purchase price to the parties set forth in the Additional Payments Schedules.

         SECTION 12.126. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         SECTION 12.127. HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 12.128. NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given (a) on the date of delivery, if delivered to the persons identified below, (b) two Business Days after it is sent by registered or certified mail, return receipt requested, postage prepaid or (c) on the next Business Day if sent by Federal Express or similar carrier, and addressed to the intended recipient as set forth below:

         If to the Company
         or the Principal:                  Gideon Vaisman
                                            22 Woodland Drive
                                            Tenafly, New Jersey 07670

         Copy to:                           Bingham Dana LLP
                                            100 Pearl Street
                                            Hartford, Connecticut 06103
                                            Attn: F. Mark Fucci, Esq.

         If to Kellstrom                    Kellstrom Industries, Inc.
         or Kellstrom Subsidiary:           14000 N.W. 4th Street
                                            Sunrise, Florida 33325
                                            Attn:  Zivi R. Nedivi

         Copy to:                           Fulbright & Jaworski L.L.P.
                                            666 Fifth Avenue
                                            New York, New York  10103
                                            Attn:  Richard H. Gilden, Esq.

Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

         SECTION 12.10. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

         SECTION 12.11. AMENDMENTS TO SCHEDULES. Anything contained in this Agreement to the contrary notwithstanding, in the event that Kellstrom has been advised in writing by the Principal of a misrepresentation or breach of warranty prior to the Closing, the Principal shall be permitted to amend the appropriate Schedule(s) to cure such misrepresentation or breach prior to the Closing. In any such case, Kellstrom shall not be obligated to consummate the transactions contemplated hereby. If Kellstrom elects not to consummate the transactions contemplated hereby in accordance with provisions of the preceding sentence, such election will be treated as a termination of this Agreement pursuant to
Article XI hereof. If Kellstrom elects to consummate the transactions contemplated hereby notwithstanding a revision to the Schedules hereto, the Schedules, as so revised, will be deemed to have been reinstated as of the date hereof as if they had been originally attached to this Agreement.

         SECTION 12.12. AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Kellstrom, the Company and Principal. No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         SECTION 12.13. SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         SECTION 12.14. EXPENSES. Each of Kellstrom and Kellstrom Subsidiary and the Principal will bear his or its own Transaction Costs, and the Principal shall bear the Transaction Costs of the Company, in each case incurred in connection with this Agreement and the transactions contemplated hereby. The Principal agrees that the Company has not borne and will not bear any of the Principal's Transaction Costs in connection with this Agreement or the Other Agreements or any of the transactions contemplated hereby or thereby.

         SECTION 12.15. CONSTRUCTION. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.

         SECTION 12.16. INCORPORATION OF EXHIBITS, ANNEXES, AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         SECTION 12.17. SPECIFIC PERFORMANCE. Each of the parties acknowledges and agrees that the other parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that the other parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

         IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date set forth above.

                                             KELLSTROM INDUSTRIES,INC.



                                             By: /s/ ZIVI R. NEDIVI
                                                 ------------------------------
                                                 Zivi R. Nedivi
                                                 President and
                                                 Chief Executive Officer



                                             INTEGRATED TECHNOLOGY
                                              HOLDINGS CORP.



                                             By: /s/ ZIVI R. NEDIVI
                                                 ------------------------------
                                                 Zivi R. Nedivi
                                                 President



                                             INTEGRATED TECHNOLOGY CORP.



                                             By: /s/ GIDEON VAISMAN
                                                 ------------------------------
                                             Title:
                                                   ----------------------------



                                             /s/ GIDEON VAISMAN
                                             ----------------------------------
                                             GIDEON VAISMAN

                                             TABLE OF CONTENTS

                                                                                                      PAGE
                                                                                                      ----
                                                 ARTICLE I

DEFINITIONS............................................................................................  1

                                                ARTICLE II

PURCHASE AND SALE......................................................................................  6
      Section 2.01.  Assets Conveyed...................................................................  6
      Section 2.02.  Excluded Assets...................................................................  8
      Section 2.03.  Purchase Price....................................................................  8
      Section 2.04.  Liabilities Assumed by Kellstrom Subsidiary.......................................  9
      Section 2.05.  Instruments of Conveyance and Transfer of
                     Books and Records................................................................. 10
      Section 2.06.  The Closing....................................................................... 10

                                                ARTICLE III

REPRESENTATIONS AND WARRANTIES CONCERNING THE
COMPANY AND THE PRINCIPAL.............................................................................. 10
      Section 3.01.  Organization, etc................................................................. 11
      Section 3.02.  Subsidiaries...................................................................... 11
      Section 3.03.  Capitalization.................................................................... 11
      Section 3.04.  Ownership of Assets............................................................... 11
      Section 3.05.  Authority and No Conflict; Consents............................................... 11
      Section 3.06.  Financial Statements; Books and Records........................................... 12
      Section 3.07.  No Undisclosed Liabilities........................................................ 12
      Section 3.08.  Corporate Action.................................................................. 13
      Section 3.09.  Absence of Changes................................................................ 13
      Section 3.10.  Taxes............................................................................. 14
      Section 3.11.  Leased Property................................................................... 16
      Section 3.12.  Environmental Protection.......................................................... 17
      Section 3.13.  Intellectual Property............................................................. 17
      Section 3.14.  Assets............................................................................ 17
      Section 3.15.  Inventories....................................................................... 17
      Section 3.16.  Product Warranty.................................................................. 18
      Section 3.17.  Personnel and Plans............................................................... 18
      Section 3.18.  Insurance......................................................................... 19
      Section 3.19.  Litigation........................................................................ 19
      Section 3.20.  Compliance with Law............................................................... 20
      Section 3.21.  Contracts, Obligations and Commitments............................................ 20
      Section 3.22.  Licenses.......................................................................... 20
      Section 3.23.  No Broker......................................................................... 21


      Section 3.24.  No Illegal or Improper Transactions......................................... 21
      Section 3.25.  Related Party Transactions.................................................. 21
      Section 3.26.  Suppliers and Customers..................................................... 21
      Section 3.27.  Accounts Receivable......................................................... 22
      Section 3.28.  Affiliated Obligations...................................................... 22
      Section 3.29.  No Misleading Statements.................................................... 22

                                                ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PRINCIPAL.................................................. 23
      Section 4.01.  Due Authorization........................................................... 23
      Section 4.02.  No Conflict; Consents....................................................... 23
      Section 4.03.  Brokers..................................................................... 24

                                                 ARTICLE V

REPRESENTATIONS AND WARRANTIES OF KELLSTROM AND
KELLSTROM SUBSIDIARY............................................................................. 24
      Section 5.01.  Organization................................................................ 24
      Section 5.02.  Authority and No Conflict................................................... 24
      Section 5.03.  Consents.................................................................... 25
      Section 5.04.  Issuance of Kellstrom Common Stock.......................................... 25
      Section 5.05.  Reports of Kellstrom........................................................ 25
      Section 5.06.  No Material Adverse Effect.................................................. 25
      Section 5.07.  Brokers..................................................................... 26

                                                ARTICLE VI

PRE-CLOSING COVENANTS OF THE COMPANY AND THE PRINCIPAL........................................... 26
      Section 6.01.  Notices and Consents........................................................ 26
      Section 6.02.  Representations and Warranties True at Closing.............................. 26
      Section 6.03.  Access to Premises and Information.......................................... 26
      Section 6.04.  Conduct of Business in Ordinary Course...................................... 27
      Section 6.06.  Name Change................................................................. 28
      Section 6.07.  Further Authorization....................................................... 28

                                                ARTICLE VII

POST-CLOSING COVENANTS........................................................................... 28
      Section 7.01.  General..................................................................... 28
      Section 7.02.  Tax Matters................................................................. 28
      Section 7.03.  Kellstrom Subsidiary to Act as Agent for
                       the Company............................................................... 29
      Section 7.04.  Delivery of Property Received by the Company
                       or Kellstrom Subsidiary After Closing..................................... 29
      Section 7.05.  Kellstrom Subsidiary Appointed Attorney for


                         the Company............................................................... 30

      Section 7.06.    Payment of Liabilities...................................................... 30
      Section 7.07.    Subsequent Liability........................................................ 30
      Section 7.08.    Employee Matters............................................................ 31
      Section 7.09.    Non-Competition............................................................. 32
      Section 7.10.    Securities Representation................................................... 33
      Section 7.11.    Relocation.................................................................. 34
      Section 7.12.    Registration Rights......................................................... 34

                                               ARTICLE VIII

CONDITIONS PRECEDENT TO KELLSTROM'S AND KELLSTROM
SUBSIDIARY'S PERFORMANCE........................................................................... 34
      Section 8.01.    Accuracy of Representations and Warranties.................................. 34
      Section 8.02.    Performance................................................................. 35
      Section 8.03.    No Material Adverse Effect.................................................. 35
      Section 8.04.    Certification by the Company................................................ 35
      Section 8.05.    Certification by the Principal.............................................. 35
      Section 8.06.    Absence of Litigation....................................................... 35
      Section 8.07.    Government Authorization.................................................... 35
      Section 8.08.    Opinion of the Company's Counsel............................................ 35
      Section 8.09.    Name Change................................................................. 35
      Section 8.10.    Agreements.................................................................. 36

                                                ARTICLE IX

CONDITIONS PRECEDENT TO THE COMPANY'S  AND THE
PRINCIPAL'S PERFORMANCE............................................................................ 36

      Section 9.01.    Accuracy of Kellstrom's and Kellstrom Subsidiary's
                       Representations and Warranties.............................................. 36
      Section 9.02.    Performance................................................................. 36
      Section 9.03.    No Material Adverse Effect.................................................. 36
      Section 9.04.    Certificates................................................................ 36
      Section 9.05.    Absence of Litigation....................................................... 37
      Section 9.06.    Government Authorization.................................................... 37
      Section 9.07.    Consents.................................................................... 37
      Section 9.08.    Payment..................................................................... 37
      Section 9.09.    Opinion of Kellstrom's Counsel.............................................. 37
      Section 9.10.    Agreements.................................................................. 37

                                                 ARTICLE X

INDEMNIFICATION.................................................................................... 38
      Section 10.01.   Survival of Representations and Warranties.................................. 38
      Section 10.02.   Indemnification Provisions for Benefit of Kellstrom......................... 38
      Section 10.03.   Indemnification Provisions for Benefit of the


                         Company and the Principal................................................. 38
      Section 10.04.   Matters Involving Third Parties............................................. 39
      Section 10.05.   Limitations on Indemnity and Liability...................................... 40
      Section 10.06.   Other Indemnification Provisions............................................ 40

                                                ARTICLE XI

TERMINATION........................................................................................ 40
      Section 11.01.   Termination of Agreement.................................................... 41
      Section 11.02.   Effect of Termination....................................................... 41

                                                ARTICLE XII

MISCELLANEOUS...................................................................................... 41
      Section 12.01.   Effect of Due Diligence..................................................... 41
      Section 12.02.   Press Releases and Public Announcements..................................... 41
      Section 12.03.   No Third Party Beneficiaries................................................ 42
      Section 12.04.   Entire Agreement............................................................ 42
      Section 12.05.   Succession and Assignment................................................... 42
      Section 12.06.   Counterparts................................................................ 42
      Section 12.07.   Headings.................................................................... 42
      Section 12.08.   Notices..................................................................... 42
      Section 12.10.   Governing Law............................................................... 43
      Section 12.11.   Amendments to Schedules..................................................... 43
      Section 12.12.   Amendments and Waivers...................................................... 44
      Section 12.13.   Severability................................................................ 44
      Section 12.14.   Expenses.................................................................... 44
      Section 12.15.   Construction................................................................ 44
      Section 12.16.   Incorporation of Exhibits, Annexes, and Schedules........................... 44
      Section 12.17.   Specific Performance........................................................ 45


                                SCHEDULE 2.03(A)

         18. The Company shall be entitled to certain additional payments (the "ADDITIONAL PAYMENTS"), if any, calculated in accordance with this Schedule 2.03(a). The term "PAYMENT YEARS" shall mean each of the three twelve-month periods ending December 31, 1998, 1999 and 2000. The term "Net Profit Before Tax" ("PBT") shall be as described in APPENDIX X to this Schedule 2.03(a).

      If PBT is equal to or less than 50% of the target amount listed in the table below, no Additional Payment shall be made for the applicable Payment Year.

      The actual amount of the Additional Payment payable by Kellstrom Subsidiary will be computed in accordance with the formula below to the extent that the PBT exceeds 50% of the target amount for the applicable Payment Year as listed below:

                 PAYMENT YEAR                           TARGET AMOUNT
                 ------------                           -------------

                     1998                                  $7,480,000
                     1999                                  $8,600,000
                     2000                                  $9,900,000


      To the extent the PBT is greater than 50% of the target amount in any Payment Year, the Additional Payment would be:

      Additional Payment = (2PBT - TARGET AMOUNT)  x  $3,333,333
                                           Target Amount

PROVIDED, HOWEVER, that the maximum Additional Payment for each Payment Year shall be $3,333,333.

Additional Payments, if any, shall be paid in cash.

      On or before March 31, 1999, 2000 and 2001, Kellstrom Subsidiary shall deliver to the Company or its permitted assignee the determination of PBT and the Additional Payment, if any, for the applicable Payment Year together with payment of the Additional Payment.

         19. The Company may assign the right to receive Additional Payments under this Schedule 2.03(a) to Gideon Vaisman.

         20. Notwithstanding anything to the contrary contained in this Agreement or the Employment Agreement, dated the Closing Date, between Gideon Vaisman and Kellstrom Subsidiary (the "Employment Agreement"), in the event that

(i) Gideon Vaisman's employment under the Employment Agreement is terminated under Section 5(c)(i), (ii) or (iii) of the Employment Agreement, all rights to receive Additional Payments not yet received relating to Payment Years ending after the date of any such termination shall be null and void and of no further force or effect, and (ii) if Gideon Vaisman's employment under the Employment Agreement is terminated under Section 5(c)(iv) of the Employment Agreement or Gideon Vaisman terminates his employment under the Employment Agreement other than under Section 5(d) thereof, the right to contest the Kellstrom Determination under Section 2.03(c) of this Agreement shall terminate with respect to Additional Payments relating to Payment Years ending after the date of either such termination.

                                   APPENDIX X

                             Method for calculating
                              Net Profit Before Tax

      Subject to the defined terms and other provisions set forth below, Net Profit Before Tax ("PBT") shall mean the earnings before taxes of the RR-JT8 Division derived from the sale and lease of Eligible Inventory, and earnings before taxes shall be defined as Gross Margin, less Selling Expenses, less General and Administrative Expenses, less Interest Cost, less Other Expenses.

      For the purpose of this Schedule 2.03(a):

"COST OF GOODS SOLD" relating to (x) sales of Eligible Inventory shall mean the book value of the Eligible Inventory, which shall be the purchase price of the Eligible Inventory plus all direct charges relating to the refurbishment of such Eligible Inventory and (y) the lease of Eligible Inventory shall mean the depreciation expenses for such Eligible Inventory.

"ELIGIBLE INVENTORY" shall mean RR-JT8 Inventory, plus any non-RR-JT8 Inventory included as part of the Initial Inventory, but Eligible Inventory shall not include any RR-JT8 Inventory owned by Kellstrom Commercial Aircraft Division and currently under lease as of the Closing Date, until such current lease or leases terminate.

"GENERAL AND ADMINISTRATIVE EXPENSES" shall mean

      (x) so long as the operation of the Business is conducted at the current facility of the Company, all corporate and overhead expenses relating to the operation of the current facility; provided that no material expenditure proposed by Kellstrom shall be charged to General and Administrative Expenses if such material expenditure would cause General and Administrative Expenses as a percentage of Revenues for the applicable Payment Year to exceed the percentage that General and Administrative Expenses represented of Revenues for 1997 in the event that the Principal objects to such material expenditure in writing within 30 days of Kellstrom informing the Principal of such proposed expenditure; provided further that the Principal shall not unreasonably object to such material expenditure and that the Principal's objection shall not prevent Kellstrom from causing such material expenditure to be made; and

      (y) in the event that the operation of the Business is relocated to another facility of Kellstrom, an amount which, taken as a percentage of Revenues for such Payment Year is no greater than the percentage that General and Administrative Expenses represented of the Revenues of the Company for 1997.

"GROSS MARGIN" shall mean Revenues less Cost of Goods Sold.

"INTEREST COST" shall mean all interest charges relating to indebtedness of the Company as of the Closing Date plus interest charges relating to indebtedness incurred for the purchase of Eligible Inventory subsequent to the Closing Date, plus interest charges relating to indebtedness on Eligible Inventory of Kellstrom Commercial Aircraft Division which becomes Eligible Inventory following the Closing Date pursuant to the definition of Eligible Inventory, valued at the then book value of such Eligible Inventory. Interest Cost shall not include interest charges on debt incurred by Kellstrom to pay the Purchase Price for the Acquisition, but shall include interest charges on indebtedness of the Company as of the Closing Date, whether or not repaid by Kellstrom. Interest charges shall be calculated at the interest rate charged to Kellstrom from time to time by Barnett Bank N.A. (or such other financial institution as shall then be Kellstrom's senior lender).

"INITIAL INVENTORY" shall mean any jet or turbo prop engine and/or jet or turbo prop engine parts and aircraft parts included as part of the Inventory as of the Closing Date.

"OTHER EXPENSES" shall mean any extraordinary expenses.

"RR-JT8 DIVISION" shall mean the division of Kellstrom that sells Eligible Inventory.

"RR-JT8 INVENTORY" shall mean all models of Rolls Royce jet engines and JT-8 engines and engine parts purchased for sale or lease, including those constituting part of the Initial Inventory.

"REVENUES" shall mean the consolidated revenues from (x) the sale of Eligible Inventory (defined as gross sales, less sales discounts, allowances and returns) and (y) lease revenues derived from Eligible Inventory.

"SELLING EXPENSES" shall mean all direct costs associated with the sale or lease of Eligible Inventory other than Cost of Goods Sold, e.g. sales commissions; provided that no material expenditure proposed by Kellstrom shall be charged to Selling Expenses if such material expenditure would cause Selling Expenses as a percentage of Revenues for the applicable Payment Year to exceed the percentage that Selling Expenses represented of Revenues for 1997 in the event that the Principal objects to such material expenditure in writing within 30 days of Kellstrom informing the Principal of such proposed expenditure; provided further that the Principal shall not unreasonably object to such material expenditure and that the Principal's objection shall not prevent Kellstrom from causing such material expenditure to be made.

      Notwithstanding anything set forth in this Schedule 2.03(a) to the contrary:

      (i) for the first Payment Year, PBT shall consist of the sum of (x) the earnings before taxes of the Company from January 1, 1998 up to and through the Closing Date plus (y) the earnings before taxes of the RR-JT8 Division from the sale and lease of the Eligible Inventory for the period after the Closing Date through December 31, 1998;

      (ii) in calculating the earnings before taxes of the Company from January 1, 1998 through the Closing Date, the Gross Margin for all sales and leases during such period shall be assumed to be 35%;

      (iii) there shall be excluded from the calculation of PBT and all the defined terms set forth above, the results of operations of any business acquired by Kellstrom following the Closing Date which is in the business of selling RR-JT8 Inventory;

      and (iv) there shall not be included in the computation of PBT the amortization of goodwill arising from the acquisition effectuated under this Agreement.

      All of the above shall be determined by the independent auditors of Kellstrom, in conformity with generally accepted accounting principles and practices in the United States applied on a consistent basis with prior periods of Kellstrom Industries, Inc.






                                      -ix-